                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         DONNA KARAN INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                                                                     Donna Karan
                                                           Chairman of the Board
                                                         Chief Executive Officer
                                                                  Chief Designer

May 8, 1997

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Donna Karan International Inc. which will be held in the Auditorium of the Fashion Institute of Technology, located at 27th Street and Seventh Avenue, New York, New York, on Thursday, June 12, 1997, at 10:00 a.m. (local time). Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

At the meeting, in addition to electing two directors and ratifying the appointment of auditors, you will be asked to consider and vote on a proposal to amend the Company's 1996 Stock Incentive Plan. This proposal is more fully discussed in the accompanying Proxy Statement, which you are urged to read carefully. Your Board of Directors recommends a vote FOR the election of directors and the ratification of auditors and FOR the Stock Incentive Plan proposal.

It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ DONNA KARAN
--------------------------------------
Donna Karan

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

    The Annual Meeting of Stockholders of DONNA KARAN INTERNATIONAL INC. (the "Company") will be held in the Auditorium at the Fashion Institute of Technology, 227 West 27th Street, New York, New York 10001 on Thursday, June 12, 1997, at 10:00 a.m. (local time), for the following purposes:

    1.  to elect two Class I directors to hold office for a three-year term;

    2. to consider and act upon a proposal to confirm the appointment of Ernst & Young LLP as the independent auditors of the Company for the 1997 fiscal year;

    3. to consider and act upon a proposal to approve an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of Common Stock issuable under such plan and to continue to qualify such plan under Section 162(m) of the Internal Revenue Code; and

    4. to transact any such other business as may properly come before the meeting and at any adjournment thereof.

    Holders of record of the Company's common stock as of the close of business on April 21, 1997 are entitled to notice of and to vote at the Annual Meeting of Stockholders.

                                          By order of the Board of Directors

                                          /s/ DAVID L. BRESSMAN
                                          --------------------------------------

                                          David L. Bressman
                                          SECRETARY

May 8, 1997

                             YOUR VOTE IS IMPORTANT
            WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF
      STOCKHOLDERS IN PERSON, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED
          PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ADDRESSED,
                               STAMPED ENVELOPE.

                         DONNA KARAN INTERNATIONAL INC.
                               550 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished to the stockholders of Donna Karan International Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held on June 12, 1997, and at any adjournment thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about May 9, 1997.

    Only stockholders of record at the close of business on April 21, 1997, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date, the Company had outstanding 21,468,034 shares of common stock, par value $.01 per share (the "Common Stock"), 18 shares of Class A Common Stock, par value $.01 per share, and two shares of Class B Common Stock, par value $.01 per share, which are the only securities of the Company entitled to vote at the Annual Meeting. Each share of Common Stock and Class A Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting and each share of Class B Common Stock is entitled to nine votes on each matter properly brought before the Annual Meeting. The rights of holders of the Common Stock, Class A Common Stock, and Class B Common Stock are identical in all other respects.

    Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted. Attendance at the Annual Meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Annual Meeting at any time prior to the voting of the proxy.

    The presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock outstanding on the record date is necessary to have a quorum for the Annual Meeting. Abstentions and broker "non-votes" are counted as present for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote FOR the election of the nominees listed herein as Class I directors of the Company, FOR the confirmation of the appointment of Ernst & Young LLP as independent auditors of the Company for the 1997 fiscal year, and FOR the approval of the amendment of the Company's 1996 Stock Incentive Plan. With regard to the election of directors, votes cast may be withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will have the same effect as a vote against a proposal. Broker "non-votes" have no effect on the outcome of the election of directors but will be the equivalent of a vote against amendment of the 1996 Stock Incentive Plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The only persons known by the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock, as of February 15, 1997, are indicated below:

                                                                                 AMOUNT AND NATURE OF
NAME AND ADDRESS OF                                                                   BENEFICIAL        PERCENTAGE
BENEFICIAL OWNER                                                                      OWNERSHIP          OF CLASS
-------------------------------------------------------------------------------  --------------------  -------------
Donna Karan....................................................................         5,242,937(1)          24.4%
Stephan Weiss..................................................................         5,242,937(1)          24.4%
Frank Mori.....................................................................         4,059,448(2)          18.9%
Tomio Taki.....................................................................         4,245,174(2)          19.8%
Takihyo Inc....................................................................         3,183,881(2)          14.8%
The Capital Group Companies, Inc...............................................         1,262,500(3)           5.9%

------------------------

(1) The shares attributed to Ms. Karan include shares held of record by Mr. Weiss, trusts for the benefit of Ms. Karan and the children of Ms. Karan and Mr. Weiss (the "KW Trusts"), and Gabrielle Studio, Inc., a corporation wholly-owned by Ms. Karan, Mr. Weiss, and the KW Trusts ("Gabrielle Studio"). The shares attributed to Mr. Weiss include shares held of record by Ms. Karan, the KW Trusts, and Gabrielle Studio. All of such shares are subject to the stockholders agreement described herein. See "ELECTION OF DIRECTORS--Certain Voting Arrangements." Ms. Karan has sole voting and investment power with respect to the shares held of record by her and Mr. Weiss has sole voting and investment power with respect to the shares held of record by him and the KW Trusts. Ms. Karan and Mr. Weiss have shared voting and investment power with respect to shares held of record by Gabrielle Studio. Ms. Karan and Mr. Weiss each disclaim beneficial ownership of the shares held of record by the other, the KW Trusts, and Gabrielle Studio. The total does not include the nine shares of Class A Common Stock held by each of Ms. Karan and Mr. Weiss, which are subject to the voting agreement described herein. The business address of Ms. Karan and Mr. Weiss is 550 Seventh Avenue, New York, New York 10018.

(2) The shares attributed to Messrs. Taki and Mori include shares held of record by Takihyo Inc. Each of Messrs. Taki and Mori has a pecuniary interest in only a portion of such shares, and each disclaims beneficial ownership except to the extent of such interest. All of such shares are subject to the stockholders agreement described herein. See "ELECTION OF DIRECTORS--Certain Voting Arrangements." Mr. Mori and Mr. Taki each has sole voting and investment power with respect to the shares held of record by him and share voting and investment power with respect to the shares held of record by Takihyo Inc. The total does not include the one share of Class B Common Stock held by each of Mr. Taki and Mr. Mori, which are subject to the voting agreement described herein. The business address of Messrs. Taki and Mori and Takihyo Inc. is 11 West 42nd Street, New York, New York 10036.

(3) According to a Schedule 13G for the year ended December 29, 1996 filed by The Capital Group Companies, Inc. ("CGC"), CGC is the parent holding company of a group of investment management companies that hold investment power, and, in some cases, voting power over the Common Stock held by it. Under Rule 13d-3 of the Securities Exchange Act of 1934, CGC may be deemed to beneficially own such shares of Common Stock. Of the shares of Common Stock beneficially owned by CGC, Capital Guardian Trust Company, a wholly-owned subsidiary of CGC, is the beneficial owner of 1,240,100 shares of Common Stock as a result of its serving as the investment manager of various institutional accounts. The remaining shares are beneficially owned by other subsidiaries of CGC. The address of CGC is 333 South Hope Street, Los Angeles, California 90071.

                                  PROPOSAL ONE
                         ELECTION OF CLASS I DIRECTORS

    The Board of Directors currently consists of three classes of directors, as nearly equal in number as possible. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified, or until their earlier resignation or removal. One of the three classes, comprising approximately one third of the directors, is elected each year to succeed the directors whose terms are expiring. The Company's By-laws state that the number of directors of the Company shall be nine. The total number of current directors is six, consisting of two Class I Directors, two Class II Directors, and two Class III Directors. There is one vacancy in each of Class I, Class II, and Class III. The terms of the two current Class I Directors expire at the Annual Meeting. The directors in Classes II and III are serving terms expiring at the Company's annual meeting of stockholders in 1998 and 1999, respectively.

    The Board of Directors has designated Stephen L. Ruzow and Andrea Jung as the two nominees for reelection as Class I directors for a term expiring at the annual meeting of stockholders in 2000.

    Each nominee has consented to being named as a nominee in this Proxy Statement and to serve if elected. If either nominee listed in the table below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the management prior to or at the Annual Meeting, or, if no substitute is selected by the management prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available. In no event will any proxies be voted for a greater number of persons than the number of nominees named below. Directors will be elected by a plurality of the votes cast. The information concerning the nominees and each director continuing in office and their security holdings has been furnished by them to the Company.

NOMINEES FOR ELECTION AS DIRECTORS:
    CLASS I NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2000

    STEPHEN L. RUZOW, 53, has served as President and Chief Operating Officer of the Company since April 1989, and has served on the Board of Directors of the Company since April 15, 1996. Prior to joining the Company, Mr. Ruzow was employed by Warnaco Inc., a publicly-traded apparel company, as the President and Chief Executive Officer of its Activewear Division from November 1987 to July 1988 and as President and Chief Executive Officer of its Activewear and Women's Wear Divisions from July 1988 to April 1989.

    ANDREA JUNG, 39, has served as a director of the Company since October 1996. Since 1994, Ms. Jung has been employed by Avon Products Inc., a multinational cosmetics company, most recently as Corporate Executive Vice President and President, Global Marketing and New Business. From 1991 to 1993, Ms. Jung was Executive Vice President at Neiman Marcus Group and from 1987 to 1991 she was Senior Vice President, General Merchandising Manager for I. Magnin in San Francisco. Ms. Jung is a director of Zales Corporation and was named the 1996 Marketer of the Year by Brandweek Magazine.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE:
    CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 1998

    STEPHAN WEISS, 57, served as the Operating Principal of the Company from 1985 to 1992. Mr. Weiss has served the Company in various capacities, including having direct supervisory responsibility at various times for the legal department, licensing, new business ventures, such as the Company's beauty division and the shoe division, and developing the Creative Services Department. Mr. Weiss has been receiving compensation for his services with the Company since 1989. Mr. Weiss served as Co-Chief Executive Officer of the Company from 1993 to December 31, 1995. Mr. Weiss has served on the Board of Directors since April 15, 1996, and as Vice Chairman since July 1996. Mr. Weiss consults with the Chief Executive Officer on strategic planning and is currently responsible for the Company's beauty division. Mr. Weiss' office is not a full-time position, but he spends a substantial amount of time as Vice Chairman. Mr. Weiss is the husband of Ms. Karan.

    M. WILLIAM BENEDETTO, 55, a founder and principal of Benedetto, Gartland & Greene, Inc., a New York-based private placement and investment advisory firm, has served as a director of the Company since July 1996. Before founding his own firm in 1988, Mr. Benedetto was a senior executive in the investment banking industry.

    CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 1999

    DONNA KARAN, 48, founded the Company along with Stephan Weiss, Tomio Taki, Frank Mori, and Takihyo Inc. in 1984 and has served as Chief Executive Officer and Chief Designer of the Company from the date of its formation. Ms. Karan has served on the Board of Directors of the Company since April 15, 1996, and has served as Chairman of the Board since July 1996. Immediately prior to the formation of the Company, Ms. Karan was the head designer at Anne Klein & Company. Ms. Karan is a member of the Board of Directors of the Council of Fashion Designers of America ("CFDA"), the Design Industries Foundation for AIDS, and the Martha Graham Center of Contemporary Dance. Ms. Karan also serves as a member of the Board of Governors of the Parsons School of Design, a division of The New School. Ms. Karan was honored as the CFDA's Designer of the Year in 1985 and 1990, as its Menswear Designer of the Year in 1992, and as its Womenswear Designer of the Year in 1996. Ms. Karan is the wife of Mr. Weiss.

    ANN MCLAUGHLIN, 55, has served as a director of the Company since January 1997. Ms. McLaughlin has been Chairman of The Aspen Institute, a non-profit policy-making organization, since August 1996 and served as Vice Chairman of this institute since August 1993. From May 1990 to September 1995, Ms. McLaughlin served as President of the Federal City Council, Washington, D.C., a non-profit, non-partisan organization. From 1987 to 1989, Ms. McLaughlin was the United States Secretary of Labor. She also served as Chairman of the President's Commission on Aviation Security and Terrorism from 1989 to 1990 and as Under Secretary of the Department of the Interior from 1984 to 1987. Ms. McLaughlin is a director of AMR Corporation and its subsidiary, American Airlines Inc., Federal National Mortgage Association (Fannie Mae), General Motors Corporation, Host Marriott Corporation, Kellogg Company, Nordstrom, Sedgwick Group plc., Union Camp Corporation, Vulcan Materials Company, Harman International Industries, and Potomac Electric Power Company.

SECURITY OWNERSHIP OF MANAGEMENT

    The table below sets forth the beneficial ownership of the Common Stock as of February 15, 1997 (i) by each director, (ii) by each of the executive officers named in the "Summary Compensation Table," and (iii) by all directors and executive officers of the Company as a group.

                                                                               AMOUNT AND NATURE OF
                                                                               BENEFICIAL OWNERSHIP
                                                                                OF COMMON STOCK AS
                                                                                 OF FEBRUARY 15,      PERCENTAGE
NAME                                                   POSITION                      1997(1)           OF CLASS
----------------------------------------  -----------------------------------  --------------------  -------------
Donna Karan.............................  Chairman of the Board, Chief                5,242,937(2)          24.4%
                                          Executive Officer, and Chief
                                          Designer
Stephan Weiss...........................  Vice Chairman and Director                  5,242,937(2)          24.4%
M. William Benedetto....................  Director                                        1,000            *
Andrea Jung.............................  Director                                        8,000(3)         *
Ann McLaughlin..........................  Director                                      --                --
Stephen L. Ruzow........................  President, Chief Operating Officer,           --                --
                                          and Director
Joseph B. Parsons.......................  Executive Vice President and Chief                100            *
                                          Financial Officer
Louis Praino............................  Executive Vice President--                        200            *
                                          Worldwide Production
All directors and executive officers of
  the Company as a group (11 persons)...                                              5,255,837(2)(3)        24.5%

------------------------

*   Less than one percent (1%).

(1) Excludes shares underlying options granted to the directors and executive officers, because none of such options is exercisable within 60 days of February 15, 1997. See "Director Compensation," "EXECUTIVE
    COMPENSATION--Employment Arrangements," and "EXECUTIVE COMPENSATION--Stock Options."

(2) The shares attributed to Ms. Karan include shares held of record by Mr. Weiss, the KW Trusts, and Gabrielle Studio. The shares attributed to Mr. Weiss include shares held of record by Ms. Karan, the KW Trusts, and Gabrielle Studio. All of such shares are subject to the stockholders agreement described herein. See "Certain Voting Arrangements" below. Ms. Karan has sole voting and investment power with respect to the shares held of record by her and Mr. Weiss has sole voting and investment power with respect to the shares held of record by him and the KW Trusts. Ms. Karan and Mr. Weiss have shared voting and investment power with respect to shares held of record by Gabrielle Studio. Ms. Karan and Mr. Weiss each disclaim beneficial ownership of the shares held of record by the other, the KW Trusts, and Gabrielle Studio. Does not include the nine shares of Class A Common Stock held by each of Ms. Karan and Mr. Weiss, which are subject to the voting agreement described herein.

(3) Represents shares held by Ms. Jung's husband, as to which shares she disclaims beneficial ownership.

CERTAIN VOTING ARRANGEMENTS

    Pursuant to a stockholders agreement, Ms. Karan, Mr. Weiss, the KW Trusts, and Gabrielle Studio, a corporation wholly-owned by Ms. Karan, Mr. Weiss, and the KW Trusts (collectively, the "Karan/Weiss Group"), are entitled to designate one member to the Board of Directors of the Company (in addition to Ms. Karan and Mr. Weiss) as long as the combined ownership of the shares of Common Stock held by members of the Karan/Weiss Group is not less than 20% of the then outstanding Common Stock. Additionally, pursuant to the stockholders agreement, Mr. Tomio Taki, Mr. Frank R. Mori, Takihyo Inc. and certain affiliates of Messrs. Taki and Mori (collectively, the "Takihyo Group") are entitled to designate (a) two members of the Board of Directors until such time after the Company's initial public offering as the Takihyo Group sells any shares of Common Stock owned by it (other than shares distributed to stockholders of Takihyo Inc.) and (b) thereafter, one member of the Board of Directors as long as the Takihyo Group owns not less than 10% of the then outstanding Common Stock, except that if either Mr. Taki or Mr. Mori is otherwise able to serve, and is serving, as the one designee of the Takihyo Group, then such person shall be entitled to continue to serve as a director as long as the Takihyo Group continues to own not less than 5% of the then outstanding Common Stock. The stockholders agreement provides that neither Mr. Mori, Mr. Taki, nor any other affiliate of the Takihyo Group may serve as a director as long as the Takihyo Group has an ownership interest in, or either of such person is an officer or director of, Anne Klein & Company or any other competitor of the Company. Pursuant to the stockholders agreement, the Karan/Weiss Group, on the one hand, and the Takihyo Group, on the other hand, have agreed to vote the shares of Common Stock owned by them for each other's designees (and, in the case of the Takihyo Group, for Ms. Karan and Mr. Weiss) as directors. The designees to the Board of Directors of the Karan/Weiss Group and of the Takihyo Group (other than Messrs. Taki or Mori) must be reasonably satisfactory to the Company's Board of Directors. The Takihyo Group recently designated two nominees for the Board of Directors, and requested that Ms. Karan, Mr. Weiss, and the Company waive the provisions of the stockholders agreement so that Mr. Mori could become a director of the Company. The Board, Ms. Karan, and Mr. Weiss did not grant such a waiver. The Board also determined that the other Takihyo nominee was not reasonably satisfactory to it. The Company has requested that the Takihyo Group suggest other nominees to be considered by the Board. Additionally, Ms. Karan and Mr. Weiss, each of whom holds nine shares of Class A Common Stock, and Messrs. Taki and Mori, each of whom holds one share of Class B Common Stock, have agreed in writing that, if the holders of Class A Common Stock or Class B Common Stock are entitled to vote seperately as a class with respect to a matter, they will vote their respective shares of Class A and Class B Common Stock as nearly as possible in the same manner as the holders of a majority of the shares of Common Stock vote their shares with respect to such matter.

DIRECTOR COMPENSATION

    Directors who are employees of the Company receive no compensation, as such, for service as members of the Board of Directors or its committees.

    Any director who is not an active employee or officer of the Company or a subsidiary thereof and who is not an officer, director, or employee of certain affiliates of the Company ("Eligible Directors") receives an annual retainer of $25,000, an annual wear test allowance of $10,000, and stock options pursuant to the Company's 1996 Non-Employee Director Stock Option Plan (the "Directors' Plan"). Eligible Directors also are paid $1,000 per meeting attended and are reimbursed for expenses incurred in connection with attendance at such meetings.

    Under the Directors' Plan, Eligible Directors are eligible to receive options under the Directors' Plan in accordance with the terms thereof. On the date of election or appointment, each Eligible Director is granted a non-qualified option to purchase 7,500 shares of Common Stock. These initial options vest one year after the date of grant, assuming the Eligible Director remains a director. Each year, other than with respect to the year in which an Eligible Director receives an initial grant of options, as of the first day of the month following the annual meeting of stockholders, each Eligible Director will receive a non-qualified option to purchase 500 shares of Common Stock. Upon exercise of an option, the purchase price paid by an Eligible Director will be 100% of the fair market value of such share at the time of the grant of the option, or the par value of the share, whichever is greater.

    The options to purchase shares of Common Stock described above will be exercisable on or after the first anniversary of the date of grant. In addition, options granted and not previously exercisable will become vested and fully exercisable immediately upon a change in control (as defined in the Directors' Plan). Each option will expire on the tenth anniversary of the date of grant. Subject to the number of shares authorized for issuance under the Directors' Plan and the term of the Directors' Plan, the Directors' Plan will continue in effect without limit unless and until the Board of Directors determines otherwise. Neither Ms. Karan nor Mr. Weiss (nor Messrs. Mori or Taki, if either of them is serving as a director) is eligible to receive options under the Directors' Plan. The Directors' Plan authorizes the issuance of up to 100,000 shares of Common Stock, subject to adjustments in certain circumstances. No options may be granted after June 19, 2006.

    If an Eligible Director terminates his or her service on the Board of Directors for any reason, including disability, death, resignation, or failure to stand for re-election, any exercisable option which has not expired may be exercised with respect to the number of shares of Common Stock which were exercisable on the date the Eligible Director terminated his or her service with the Company at any time during the earlier of (i) the one-year period following such date or (ii) the remaining term of the option. Any unexpired but unexercisable option shall terminate and become null and void as of the date the Eligible Director terminates his or her service with the Company.

    In 1996, pursuant to the Directors' Plan, Mr. Benedetto and Ms. Jung each received an option to purchase 7,500 shares of Common Stock at an exercise price of $21.125 per share and $20.50 per share, respectively, the market value of the Common Stock on the date of the grant.

BOARD COMMITTEES AND MEMBERSHIP

    The Company has an Audit Committee of the Board of Directors, consisting entirely of outside directors, the current members of which are Mr. Benedetto and Ms. Jung. The Audit Committee held two meetings in 1996. The Audit Committee recommends annually to the Board of Directors the appointment of the independent auditors of the Company, discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors, reviews and approves non-audit services of the independent auditors, reviews compliance with existing major accounting and financial reporting policies of the Company, reviews the adequacy of the financial organization of the Company, and reviews management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practices.

    In 1997, the Company established a Compensation Committee of the Board of Directors, the current members of which are Mr. Benedetto, Ms. Jung, and Ms. McLaughlin. Ms. Karan is an ex-officio member of the Compensation Committee. The Compensation Committee reviews and approves annual salaries and bonuses for all executive officers and key members of the Company's design teams and management staff, and reviews and approves the terms and conditions of all employee benefit plans or changes thereto. The Compensation Committee has also created an Incentive Compensation Subcommittee consisting of Ms. Jung and Ms. McLaughlin to address all issues before the Compensation Committee which require decisions by directors who qualify as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as non-employee directors under Section 16(b) of the Exchange Act of 1934, as amended. The Incentive Compensation Subcommittee reviews and approves grants of stock options and stock awards pursuant to the Company's 1996 Stock Incentive Plan. The Company does not have a nominating committee.

    The Board of Directors held five meetings during 1996. During 1996, all of the directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which such director served.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation earned for services rendered in all capacities for the 1996 and 1995 fiscal years by the Chief Executive Officer and the four most highly compensated executive officers of the Company for the fiscal year ended December 29, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                       ANNUAL                     LONG-TERM
                                                                    COMPENSATION                COMPENSATION
                                                      ----------------------------------------     AWARDS
                                                         SALARY/                                -------------
                                                        CONSULTING               OTHER ANNUAL    SECURITIES        OTHER
                                                           FEES         BONUS    COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR          ($)           ($)        ($)(1)       OPTIONS(#)       ($)(2)
-----------------------------------------  ---------  --------------  ---------  -------------  -------------  -------------

Donna Karan..............................       1996      1,746,154       --(3)       --             --             --
  Chairman of the Board, Chief                  1995      2,734,330          --       --             --             --
    Executive Officer, and
    Chief Designer

Stephan Weiss............................       1996      1,246,154       --(3)       --             --             --
  Vice Chairman                                 1995      1,583,333          --       --             --             --

Stephen L. Ruzow.........................       1996        814,423     500,000       50,138        250,000       5,004,500(4)
  President and Chief Operating Officer         1995        744,230     750,000       58,485         --               4,620

Louis Praino.............................       1996        407,692     180,951       20,263         40,000           4,500
  Executive Vice President-- Worldwide          1995        357,307     150,000       23,603         --               2,214
    Production

Joseph B. Parsons........................       1996        291,538     150,000       24,361         30,000         104,500(4)
  Executive Vice President and Chief            1995        160,000      40,000       12,510         --               2,970
    Financial Officer

------------------------

(1) Represents the dollar value of annual compensation not properly categorized as salary or bonus awarded to, earned by, or paid to the persons listed for services rendered to the Company during each of 1996 and 1995. Includes an annual automobile allowance for Messrs. Ruzow, Praino, and Parsons of $18,000, $14,000, and $13,000, respectively, for 1996, and $18,000, $14,400, and $6,000, respectively, for 1995. Also includes an annual wear test allowance for Messrs. Ruzow, Praino, and Parsons of $32,138, $8,863, and $11,561, respectively, for 1996, and $40,485, $9,203, and $6,510, respectively, for 1995.

(2) Represents matching contributions under the Company's 401(k) Plan, which contributions vest over a five-year period.

(3) Ms. Karan and Mr. Weiss waived the 1996 bonus to which they were entitled under their respective employment agreements.

(4) Includes a one-time payment of $5,000,000 under Mr. Ruzow's employment agreement and a one-time bonus of $100,000 for Mr. Parsons, in each case, in connection with the consummation of the Company's initial public offering.

EMPLOYMENT ARRANGEMENTS

    EMPLOYMENT AGREEMENT WITH MS. KARAN

    On July 3, 1996, the Company entered into an agreement with Ms. Karan for her employment as Chairman of the Board of Directors, Chief Executive Officer, and Chief Designer. The agreement has an initial three-year term which is automatically renewable for successive three-year terms, unless otherwise terminated. The employment agreement provides for an annual base salary of $500,000, as adjusted annually for the Consumer Price Index, and an annual bonus of up to 100% of base salary based on the adjusted pre-tax profits of the Company. Ms. Karan waived her bonus for 1996.

    During the initial three-year term of the employment agreement, Ms. Karan may terminate her employment as Chief Executive Officer without reason, and after such initial three-year term, Ms. Karan may terminate her employment as Chairman of the Board of Directors, Chief Executive Officer, and Chief Designer without reason, in each case with at least four months' notice. The employment agreement also may be terminated at any time without notice by Ms. Karan for "good reason" if: (i) Ms. Karan (without her prior written consent) is no longer Chairman of the Board, the sole Chief Executive Officer, and the sole Chief Designer; (ii) Ms. Karan is assigned duties and responsibilities inconsistent with the employment agreement (without her prior written consent); (iii) the Company fails to pay Ms. Karan all amounts required under the employment agreement; (iv) there is a material breach of the employment agreement by the Company; (v) there is a change in control of the Company, including as a result of certain changes in ownership of voting securities, an acquisition by a third party of 30% of the voting securities of the Company, mergers, sales of assets, and certain changes in the composition of the Board of Directors; (vi) there are any fundamental changes to the business or operations of the Company which are material (without her prior written consent); or (vii) a physician of recognized skill confirms to the Board of Directors in writing that Ms. Karan's continued employment with the Company would have a material adverse impact on her health or have an adverse effect on her ability to perform her duties to the Company. The employment agreement may be terminated by the Company only for "cause."

    If Ms. Karan terminates her employment with the Company for "good reason" or upon termination as a result of Ms. Karan's death or disability, the Company will pay to Ms. Karan (or her estate), a lump sum cash payment equal to the sum of her current base salary and incentive bonus from the prior year for the greater of one year and the remaining term of the employment agreement.

    The employment agreement provides that for a period of one year following the termination of Ms. Karan's agreement, Ms. Karan will not participate or engage in, either directly or indirectly, any business activity that is directly competitive with the Company's then current principal product lines and price points and could reasonably be expected to have a material adverse effect on the Company. The employment agreement further provides that Ms. Karan will have no obligation to mitigate the Company's financial obligations in the event of her termination.

    During the term of the employment agreement, Ms. Karan is obligated to devote substantially all her business time and attention to the Company and, except with regard to Gabrielle Studio, may not have an interest in or perform a service that is in direct competition with the Company's principal product lines and price points, which activity could reasonably be expected to have a material adverse effect on the Company. Subject to the foregoing and provided there is no interference with Ms. Karan's primary obligations to the Company, Ms. Karan may engage in certain activities for her own personal benefit, such as personal endorsements and appearances; motion pictures; television; writing; speaking and teaching engagements; photography; the fine arts; designing for stage, film, and other media; architectural, industrial, and interior design (exclusive of home furnishings) and sales of limited edition products based on such designs; and consulting services in connection with the foregoing.

    EMPLOYMENT AGREEMENT WITH MR. WEISS

    On July 3, 1996, the Company entered into an agreement with Mr. Weiss for his employment as Vice Chairman of the Board of Directors. The agreement has an initial one-year term which is automatically renewable for successive one-year terms, unless otherwise terminated. The employment agreement provides for an annual base salary of $500,000, as adjusted for the Consumer Price Index, and an annual bonus of up to 100% of base salary based on the adjusted pre-tax profits of the Company. Mr. Weiss waived his bonus for 1996. Under the employment agreement, Mr. Weiss currently has principal executive responsibility for the operations of the beauty division. While Mr. Weiss' office is not a full-time position, he spends a substantial amount of time as Vice Chairman. Mr. Weiss' employment agreement is in other material respects relating to termination and non-competition similar to the employment agreement of Ms. Karan described above.

    EMPLOYMENT AGREEMENT WITH MR. RUZOW

    Mr. Ruzow entered into an employment agreement, dated as of December 12, 1995, providing for his employment as President and Chief Operating Officer of the Company until December 31, 2000. Pursuant to his employment agreement, Mr. Ruzow will be entitled to receive an annual base salary of $850,000, $900,000, $950,000 and $1,000,000 in 1997, 1998, 1999, and 2000, respectively. Mr. Ruzow also is entitled to a maximum cash bonus each year of up to 100% of his then current base salary which is based on specified performance criteria, with a minimum cash bonus in years 1996 through 1999, of 25% of his then current base salary. In addition, Mr. Ruzow is entitled to participate in the Company's benefit plans, and the Company has agreed to maintain a term life insurance policy on the life of Mr. Ruzow in the amount of $5,000,000, payable to Mr. Ruzow's beneficiaries. Upon the consummation of the Company's initial public offering, Mr. Ruzow received a one-time payment of $5,000,000 in accordance with the terms of his employment agreement. Additionally, as provided by his employment agreement, he was granted options to purchase up to 250,000 shares of Common Stock pursuant to the Company's 1996 Stock Incentive Plan, at an exercise price of $24.00, the market value of the Common Stock on the date of the grant.

    The employment agreement with Mr. Ruzow requires six months' notice of intent to terminate by Mr. Ruzow and three months' notice of intent to terminate by the Company in the event Mr. Ruzow is terminated "without cause" (as defined therein) (or a shorter period of time if terminated for "cause" (as defined therein)). Mr. Ruzow has also agreed not to compete with the business of the Company for a period of one year following termination of his employment with the Company. If Mr. Ruzow is terminated by the Company "without cause," his employment terminates because he is disabled, or he terminates the agreement for "good reason" (as defined therein), Mr. Ruzow will be entitled to a severance payment in the amount of $1,000,000.

    EMPLOYMENT AGREEMENT WITH MR. SHAY

    The Company and Dewey Shay, the former Senior Executive Vice President and Chief Administrative Officer of the Company, were parties to a three-year employment agreement, dated December 2, 1996, which provided for the payment to Mr. Shay of an annual base salary of $400,000 in fiscal 1996 and 1997 and $450,000 and $500,000 in fiscal 1998 and 1999, respectively. In addition, the agreement provided for the payment to Mr. Shay of a minimum cash bonus of $200,000 annually and a maximum cash bonus of $700,000 for fiscal 1997, $750,000 in fiscal 1998, and $800,000 in fiscal 1999. The bonus amount in excess of the minimum amount was to be based on the performance criteria established in accordance with the Company's then existing incentive compensation plan. The agreement further provided that, immediately after the Annual Meeting (assuming approval by the stockholders of the amendment of the 1996 Stock Incentive Plan), the Company would recommend to the Incentive Compensation Subcommittee that it grant Mr. Shay an option to purchase 600,000 shares of Common Stock of the Company at the market value of the Common Stock on the date of grant. The agreement also provided that Mr. Shay was to be elected to the Board of Directors of the Company. On May 5, 1997, the employment agreement was terminated and Mr. Shay ceased to be a director.

    EMPLOYMENT AGREEMENT WITH MR. PARSONS

    The Company and Joseph B. Parsons, Executive Vice President and Chief Financial Officer of the Company, are parties to an employment agreement dated October 15, 1996, under which Mr. Parsons receives an annual base salary of $300,000, subject to increase at the discretion of the Company. Mr. Parsons also is entitled to a target bonus equal to 50% of his base salary, with a guaranteed bonus of $140,000 for fiscal 1996. The agreement further provides that in the event of Mr. Parsons' disability, his termination by the Company "without reason," or his termination of the agreement for "good reason" (each as defined in the agreement), the Company will pay him or his estate an amount equal to his then current annual salary plus the bonus he earned during the prior fiscal year. The agreement is generally terminable by either party upon two months' notice.

STOCK OPTIONS

    The following table sets forth information with respect to options granted to the Named Executive Officers of the Company during the fiscal year ended December 29, 1996. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year ended December 29, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                        POTENTIAL REALIZABLE
                                                                  INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                                 ----------------------------------------------------     ANNUAL RATES OF
                                                  NUMBER OF    PERCENT OF                                   STOCK PRICE
                                                 SECURITIES   TOTAL OPTIONS   EXERCISE                    APPRECIATION FOR
                                                 UNDERLYING    GRANTED TO      OF BASE                    OPTION TERM (2)
                                                   OPTIONS    EMPLOYEES IN      PRICE                  ----------------------
NAME                                               GRANTED     FISCAL YEAR     ($/SH)     EXPIRATION     5%($)       10%($)
-----------------------------------------------  -----------  -------------  -----------  -----------  ----------  ----------
Donna Karan....................................      --            --            --           --           --          --
Stephan Weiss..................................      --            --            --           --           --          --
Stephen L. Ruzow...............................    250,000(1)      17.25%         24.00      6/27/06    3,772,500   9,562,500
Louis Praino...................................     40,000(1)       2.76%         24.00      6/27/06      603,600   1,530,000
Joseph B. Parsons..............................     30,000(1)       2.07%         24.00      6/27/06      452,700   1,147,500

------------------------

(1) The options are exercisable in four equal annual installments. The installments will become exercisable on June 27, 1997, June 27, 1998, June 27, 1999, and June 27, 2000.

(2) In accordance with rules promulgated by the Securities and Exchange Commission, the potential realizable value of these grants (on a pre-tax basis) assumes that the Common Stock gains 5% or 10% in value per year, compounded over the 10-year life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock.

    The following table sets forth information with respect to options held as of December 29, 1996 by the Named Executive Officers of the Company. No options were exercised by the Named Executive Officers of the Company during the fiscal year ended December 29, 1996, and as of such date no options were in-the-money.

                         FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF UNEXERCISED
                                                                               OPTIONS
                                                                        AT FISCAL YEAR-END(#)
                                                                    ------------------------------
NAME                                                                  EXERCISABLE    UNEXERCISABLE
------------------------------------------------------------------  ---------------  -------------
Donna Karan.......................................................        --              --
Stephan Weiss.....................................................        --              --
Stephen L. Ruzow..................................................        --              250,000
Louis Praino......................................................        --               40,000
Joseph B. Parsons.................................................        --               30,000

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Prior to the creation of the Company's Compensation Committee, all of the compensation decisions and actions pertaining to the executive officers of the Company were either approved by the full Board of Directors or senior management of the Company or the former principals of the predecessor company. See "Certain Relationships and Related Transactions--Reorganization."

    The current members of the Compensation Committee of the Board of Directors (the "Compensation Committee") and Incentive Compensation Subcommittee thereof were appointed in February 1997. Except for the approval of the balance of the bonuses earned in 1996 under the Company's Incentive Compensation Plan ("ICP"), the Compensation Committee neither approved nor reviewed the compensation of the Company's executive officers for the Company's 1996 fiscal year.

    As a newly public company, the Compensation Committee recognizes that a transition period is necessary to establish fully its long-range compensation objectives. Nevertheless, what follows is a framework within which the Compensation Committee expects to operate. Additionally, the Company has retained an executive compensation consultant to conduct a survey on compensation practices of the Company and of other companies in the industry and to make recommendations with respect to annual and long-term incentives.

COMPENSATION COMMITTEE PHILOSOPHY

    The general philosophy of the Compensation Committee is to link overall executive compensation with the performance of the Company and the individual executive. The focus is on both annual and long-term incentives. By providing a combination of incentives to the key employees of the Company, upon whose efforts and commitment depend the continued success and growth of the Company, the Committee not only rewards those efforts, but provides a means by which those employees can share in the growth.

    The Company's compensation and benefits programs are designed to promote desired financial and operational results and thus create value for the stockholders, by attracting, motivating, and assisting in the retention of key employees with outstanding ability. The programs also are designed to align the interests of management with the stockholders of the Company. In addition, compensation programs are designed to promote teamwork and resourcefulness on the part of key employees whose performance and responsibilities directly affect Company profits.

ANNUAL COMPENSATION

    BASE SALARY. The Named Executive Officers of the Company who have entered into employment agreements are compensated in accordance with those agreements, which agreements were approved by the Board of Directors. Those executives whose agreements provide for an adjustment of their base salary are reviewed annually and their compensation is determined through an assessment of individual performance against assigned objectives and key qualitative factors that include personal accomplishments, strategic impact, and career contribution to the Company. It is the Company's practice to offer a competitive salary so as to attract and retain a group of talented executives.

    INCENTIVE COMPENSATION PLAN. Eligible management and key employees participate in the Company's ICP which pays annual cash incentive awards if certain specified objectives are met. Under this program, each employee is assigned a target incentive, which in certain cases is specified by employment agreement. In general, the greater the individual's responsibility, the higher the percentage that the target incentive bears to his or her salary. Objectives for 1996 were based on financial elements such as earnings before interest and taxes, divisional gross profit, expense categories, and gross sales level, as well as management goals and discretionary objectives that varied by division. These goals were weighted depending upon the participant's area of responsibility. In determining annual cash incentive awards for 1996 performance, the Compensation Committee reviewed overall corporate and divisional performance, as well as individual achievements. As discussed in the Company's 1996 Annual Report, although the Company experienced very significant sales growth and increased brand recognition, the Company's 1996 earnings were not satisfactory to the Company. Consequently, 1996 awards under the ICP for certain management were approved at less than the maximum target level, and, in some cases, at significantly lower percentages.

LONG-TERM INCENTIVES

    STOCK OPTIONS AND RESTRICTED STOCK. The Company adopted the 1996 Stock Incentive Plan (the "Stock Plan") for the benefit of certain key employees and consultants of the Company. The purpose of the Stock Plan is to create a long-term mutuality of interest between such persons and the stockholders of the Company and to attract and retain executives and other key employees who are important to the success and growth of the Company.

    In connection with the Company's initial public offering, the Board of Directors granted options to purchase an aggregate of approximately 1,400,000 shares of Common Stock to key employees of and consultants to the Company, including certain of the Named Executive Officers. These options have a 10-year term, vest over a four-year period commencing on the first anniversary of the date of grant, and have an exercise price equal to the market value of the Common Stock on the date of grant. Additionally, the Company granted stock awards for 105,100 shares of Common Stock to 1,051 employees in connection with the Company's initial public offering.

    The Company is proposing to stockholders to increase by 1,000,000 shares of Common Stock the number of shares subject to the Stock Plan.

    The Stock Plan provides for the grant of incentive and non-qualified options and awards of Common Stock to participants determined by the Incentive Compensation Subcommittee of the Compensation Committee, which options and awards may be subject to certain restrictions or the achievement of certain goals as determined by such committee. The Incentive Compensation Subcommittee's actions in the granting of and/or determining the size of options and awards may be governed in certain cases by individual employment agreements. See "Employment Arrangements" above.

COMPENSATION OF THE CHAIRMAN, CHIEF EXECUTIVE OFFICER, AND CHIEF DESIGNER

    Ms. Karan's compensation is set by the terms of her employment agreement with the Company, which agreement was approved by the Board of Directors of the Company prior to the Company's initial public offering. The terms of this agreement are discussed in detail above under the caption "Employment Arrangements."

    Under the terms of this agreement, Ms. Karan is not entitled to participate in the Stock Plan, but she is entitled to participate in any other option plan approved by stockholders. Pursuant to her agreement, under any such future plan, she will be entitled to benefits which are at least equal to or greater than the benefits received by any other employee of the Company.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION DEDUCTIBILITY

    The Company's policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of non-deductible compensation if it deems that it is appropriate.

                                          THE COMPENSATION COMMITTEE

                                              M. William Benedetto, Chairman
                                             Andrea Jung
                                             Ann McLaughlin

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REORGANIZATION

    Beginning in 1984, Ms. Karan, Mr. Weiss, Mr. Taki, Mr. Mori, and Takihyo Inc. formed various partnerships and corporations (the "DK Companies") to engage in various aspects of the Company's business, each of which was ultimately owned one-half by Ms. Karan, Mr. Weiss, and the KW Trusts and one-half by members of the Takihyo Group. The Company was formed on April 10, 1996 to acquire and continue the various businesses conducted by the DK Companies. Prior to the Company's initial public offering, the Company conducted no business and held no assets or liabilities. Simultaneously with the consummation of the Company's initial public offering, Ms. Karan, Mr. Weiss, and the KW Trusts contributed to the Company all the outstanding shares of the various corporations which hold their interests in the DK Companies, except for their shares in Gabrielle Studio, and Gabrielle Studio contributed to the Company its partnership interest in Donna Karan Studio, one of the DK Companies. Messrs. Taki and Mori and Mr. Mori's children contributed to the Company all the outstanding shares of the various corporations which held their interests in the DK Companies and Takihyo Inc. contributed its partnership interests representing the balance of the Takihyo Group's interest in the DK Companies. In connection with this reorganization, Ms. Karan, Mr. Weiss, the KW Trusts, and Gabrielle Studio received an aggregate of 5,306,467 shares of Common Stock and certain members of the Takihyo Group received an aggregate of 5,306,467 shares of Common Stock.

    In addition, in connection with this reorganization, the Company agreed to indemnify the Karan/ Weiss Group and the Takihyo Group for certain obligations arising prior to or as a result of the reorganization.

LICENSE AGREEMENT FOR PRINCIPAL TRADEMARKS

    In connection with the Company's initial public offering and reorganization in July 1996, Gabrielle Studio, a corporation wholly-owned by Ms. Karan, Mr. Weiss, and the KW Trusts, entered into a license agreement (the "License Agreement") with the Company. The License Agreement provided for the grant of an exclusive license throughout the world to use, and to sublicense the right to use, the trademarks "DONNA KARAN," "DONNA KARAN NEW YORK," "DKNY," "DK," and all variations thereof (collectively, the "Licensed Marks") and to use and to sublicense the right to use the name, signature, and likeness of Ms. Karan (the "Name") in connection with the design, manufacture, distribution, sale (both at retail and at wholesale), advertising, marketing, and promotion of products of any kind, nature, or description except for certain products and other matters, such as food products, restaurants, toys, and games and in connection with the provision of certain store services, all of which Gabrielle Studio has licensed to Ms. Karan.

    The License Agreement continues in perpetuity unless earlier terminated as provided therein. The License Agreement provides that it may be terminated by Gabrielle Studio upon the failure of the Company to pay any amount due within 60 days of receipt of notice of such failure, or if the Company violates the quality control provisions of the License Agreement and fails to initiate and thereafter pursue appropriate corrective action within 60 days after a final unappealable determination by an arbitration tribunal or court of competent jurisdiction that such violation has occurred. The License Agreement may be terminated by Gabrielle Studio upon the occurrence of, among other events, a change in control of the Company, which includes certain changes in the ownership of voting securities, an acquisition by a third party of 30% of the voting securities of the Company, mergers, sales of assets, and changes in the composition of the Board of Directors. All costs in connection with the transfer of record ownership of the Licensed Marks to Gabrielle Studio are being paid by the Company.

    The License Agreement imposes certain obligations on the Company with respect to the use of sales materials, protection of the Licensed Marks, indemnification of Gabrielle Studio, the maintenance of public liability insurance, and quality control of products bearing the Licensed Marks or the Name. The

License Agreement also limits the use of the Licensed Marks in certain circumstances and in general prohibits any transfer or assignment of the rights thereunder.

    The License Agreement provides that the Company will pay to Gabrielle Studio an annual royalty equal to 1.75% of the first $250 million of net sales (as defined in the License Agreement, which includes products and store services) for such year, plus 2.5% of the next $500 million of net sales for such year, plus 3% of the next $750 million of net sales for such year, plus 3.5% of all net sales for such year in excess of $1.5 billion. For purposes of computing the annual royalty, "net sales" includes sales by the Company, its affiliates, its subsidiaries, and its sublicensees of products bearing any of the Licensed Marks or the Name. If the royalty paid with respect to any year is less than an amount equal to the greater of (a) $3.0 million as adjusted for inflation during the term of the License Agreement plus 25% of the average annual sales royalty payable to Gabrielle Studio for the prior three years as adjusted for inflation or (b) one-third of the average annual sales royalty payable to Gabrielle Studio, over the prior three years as adjusted for inflation, Gabrielle Studio may terminate the License Agreement unless the Company pays to Gabrielle Studio the amount of such deficiency within 60 days of demand therefor. During fiscal 1996, the Company made a one-time payment of $4.6 million to Gabrielle Studio in connection with the License Agreement and paid royalties of $9.3 million to Gabrielle Studio for net sales, after the License Agreement became effective in July 1996.

LICENSE AGREEMENT FOR PERFUME BOTTLES

    Mr. Stephan Weiss is the owner of the designs and utility patents relating to the bottles in which the Company's beauty division products are packaged. In connection with the initial public offering, Mr. Weiss granted to the Company an exclusive, royalty-free worldwide license in perpetuity for the use of the utility patents for the bottles developed by Mr. Weiss. Such license does not provide for the sublicense to independent third parties. Additionally, the license agreement may be terminated by the licensor for material breaches of the agreement which remain uncured for a period of 180 days after notice. In fiscal 1996, Mr. Weiss received $393,000 in connection with the execution of the license, representing his out-of-pocket costs incurred in the development of the bottles and the issuance of the patents thereon. Such expenses were comprised substantially of outside legal fees incurred in connection with the registration and maintenance of such patents around the world.

RELEASE OF SECURITY INTEREST

    Prior to the initial public offering, the Company's principal trademarks were owned by Ms. Karan who licensed them to Gabrielle Studio which then sublicensed them to Donna Karan Studio, a subsidiary of the Company. In connection with the Company's initial public offering, the lenders under the Company's credit facility agreed to release their liens on the license agreement between Gabrielle Studio and the Company and the license agreement between Ms. Karan and Gabrielle Studio and on the ownership interests in Donna Karan Studio. The release of such liens may be considered a benefit to Ms. Karan, Mr. Weiss, and the KW Trusts.

REGISTRATION RIGHTS AGREEMENT

    Simultaneously with the closing of the Company's initial public offering, the Company, members of the Takihyo Group, Ms. Karan, Mr. Weiss, the KW Trusts, and Gabrielle Studio entered into a Registration Rights Agreement. The Registration Rights Agreement granted to members of the Takihyo Group the right to demand on an aggregate of two occasions (one of which shall not be earlier than 12 months after the effective date of the registration statement pertaining to any other offering of the Company's securities under the Securities Act of
1933) that the Company, at its expense, register all or a portion of the shares which they own, subject to a minimum demand of 5% of the then outstanding shares of Common Stock. Upon receipt of a demand from a member of the Takihyo Group for the registration of the Company's shares, the Company (or its designee) shall have the option of purchasing the shares at the average of their closing market prices for the 10 trading days before and the 10 trading days after the demand. The Registration Rights Agreement also granted to the Karan/Weiss Group the right to request on one occasion (which cannot be earlier than June 27, 1997) that the Company, at its expense, register all or a portion of the shares which the members of the Karan/Weiss Group own. In addition, the Takihyo Group and, in certain circumstances the Karan/Weiss Group, have the right to join ("piggyback") in any registration statement filed by the Company with respect to an offering of any of its securities by it or on behalf of any of its securityholders.

    Pursuant to the Registration Rights Agreement, if the Takihyo Group makes a demand for the registration of any of the Company's shares at any time prior to June 27, 1997, the Company may not include in such offering any of the Company's shares or any shares owned by any other securityholder of the Company if, in the good faith judgment of the managing underwriter of such offering, the inclusion of such shares would adversely affect the success of such offering or interfere with the successful marketing of, or require the exclusion of any portion of, the shares to be registered pursuant to the Takihyo Group's demand. If the Takihyo Group makes a demand for the registration of its shares on or after such date, the Company may elect to proceed with an offering of the Company's own shares. In such event, the demand of the Takihyo Group shall be deemed to be a request to exercise their "piggyback" rights and they, together with the member of the Karan/Weiss Group, will be permitted to register and sell such number of shares (to be apportioned between the Takihyo Group and the Karan/Weiss Group pursuant to certain agreed-upon allocations) as the underwriter of the Company's offering determines can be sold without adversely affecting the Company's offering. If the Company does not so elect, the members of the Karan/ Weiss Group may elect to include certain of their shares in the Takihyo Group's offering, subject to certain limitation. If, after June 27, 1997, a member of the Karan/Weiss Group requests that the Company register shares owned by the Karan/Weiss Group, the Company may (but is not obligated to) permit the members of the Karan/Weiss Group to proceed with an offering of certain of their shares, in which event the members of the Takihyo Group may elect to include certain of their shares in the offering of the Karan/ Weiss Group, subject to certain limitations.

OTHER AGREEMENTS AND TRANSACTIONS

    For a discussion of the voting arrangement between the members of the Karan/Weiss Group and members of the Takihyo Group, see "ELECTION OF DIRECTORS--Certain Voting Arrangements." For a discussion of the financial advisory agreement between the Company and Benedetto, Gartland & Greene Inc., a corporation of which one of the directors is a founder and principal, see "Compensation Committee Interlocks and Insider Participation" below.

DISTRIBUTIONS

    Prior to the Company's initial public offering, the interests of the principals in the DK Companies were held through various partnerships and corporations (the "Intermediate Entities"). Each of the Intermediate Entities that is a corporation had been treated for Federal and certain state tax purposes as an S corporation under the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and comparable state tax provisions. As a result, the principals and their affiliates were obligated to pay Federal and certain state income taxes on their allocable portion of the income of the DK Companies. The DK Companies made various distributions to the Intermediate Entities which, in turn, made payments and distributions to the principals of the Company and their affiliates to pay income taxes on the taxable income of the DK Companies through the date of the initial public offering. In fiscal 1996, payments and distributions of $25.4 million were made in the aggregate to Ms. Karan, Mr. Weiss, the KW Trusts, Gabrielle Studio, Mr. Mori, Mr. Taki, and Takihyo Inc.

    On April 16, 1996, the Company and certain of the Intermediate Entities issued promissory notes in the aggregate principal amount of $57.25 million to Ms. Karan, Mr. Weiss, and the KW Trusts, and $57.25 million to certain members of the Takihyo Group. The aggregate principal amount of the notes was an estimate of the cumulative undistributed taxable income (on which taxes previously had been paid) of the DK Companies since their inception through the anticipated closing date of the Company's initial public offering. The notes bore interest at the rate of 8% per annum. On July 3, 1996, the Company used a portion of the proceeds of the Company's initial public offering to pay in full the principal and interest under all of such notes.

LITIGATION

    On April 21, 1997, the Company, Donna Karan, Stephan Weiss, and Stephen L. Ruzow, directors and officers of the Company, and Joseph B. Parsons, an officer of the Company, were named as defendants in an action filed in the United States District Court for the Eastern District of New York. The action, which seeks unspecified damages, purports to be a class action on behalf of all purchasers of Common Stock during the period from September 30, 1996 through March 5, 1997. The complaint alleges that the Company and the other defendants violated certain provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder by disseminating a press release and filing with the Securities and Exchange Commission documents allegedly containing materially false and misleading statements relating to the Jeans License. The Company and the other defendants have not yet filed their answers but plan to deny liability and to defend the action vigorously. Based on the information available to date, management does not believe that the outcome of this action will have a material adverse effect on the results of operations and financial condition of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to the Company's initial public offering, the Company's principals and senior management were directly involved in setting compensation for the Company's executives. Following the initial public offering, all decisions regarding compensation of executive officers were made by the Board of Directors. In 1997, the Board of Directors of the Company formed a Compensation Committee which currently is comprised of Mr. Benedetto, Ms. Jung, and Ms. McLaughlin. Ms. Karan serves as an ex-officio member of such committee. Ms. Karan is the Chairman of the Board, Chief Executive Officer, and Chief Designer of the Company. Ms. Jung and Ms. McLaughlin serve as the members of the Incentive Compensation Subcommittee of the Compensation Committee.

    The Company has an agreement with Benedetto, Gartland & Greene Inc. ("BGG") which provides that BGG will serve as financial advisor to the Company until December 31, 1997 for an annual fee of $350,000, plus reimbursement of expenses. Additionally, BGG acted as the Company's financial advisor in connection with its initial public offering. In fiscal 1996, the Company paid an aggregate of $523,000 to BGG for such services. Mr. Benedetto, a director of the Company, is a founder and principal of BGG. The Company believes that the agreement with BGG is on terms at least as favorable as would have been available from other parties.

    Also see "Certain Relationships and Related Transactions" above for information with respect to certain members of the Board of Directors.

PERFORMANCE GRAPH

    Trading of the Company's Common Stock commenced on June 28, 1996, on a when issued basis. The following graph compares the cumulative total stockholder return on $100 invested on June 28, 1996 through December 29, 1996 (assuming reinvestment of dividends), with the cumulative total return for the same period on the same amount invested in the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Textile/Apparel Index ("S&P Textile Index").

                         COMPARISON OF CUMULATIVE TOTAL

                           RETURN AMONG THE COMPANY,

                  THE S&P 500 INDEX, AND THE S&P TEXTILE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           DONNA KARAN INTERNATIONAL    S & P 500   S & P TEXTILE INDEX
6/28/96                       $100.00      $100.00              $100.00
12/29/96                       $58.85      $112.11              $117.43

                                  PROPOSAL TWO

                              INDEPENDENT AUDITORS

    The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the books and records of the Company for the current year, and the Board recommends that the stockholders of the Company confirm such appointment.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

                                 PROPOSAL THREE
                          APPROVAL OF AMENDMENT TO THE
                           1996 STOCK INCENTIVE PLAN

AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

    The Board of Directors approved the amendment to the Stock Plan at a meeting of the Board of Directors on April 23, 1997, subject to the approval of stockholders, to provide (i) that the aggregate number of shares of Common Stock subject to options or awards under the Stock Plan be increased from 1,600,000 to 2,600,000; (ii) that the maximum number of shares of Common Stock with respect to which options could be granted to any individual could not exceed 750,000 shares of Common Stock in any calendar year during the term of the Stock Plan;
(iii) that the maximum number of shares of Common Stock subject to certain restrictions determined by the Committee (as defined below) ("restricted shares") and subject to the attainment of preestablished performance goals, could not exceed 750,000 shares of Common Stock in any calendar year during the term of the Stock Plan; (iv) for the grant of awards of restricted shares that may be granted or may vest upon the attainment of certain preestablished performance goals; (v) for certain technical amendments in order for the Stock Plan to satisfy the requirements under the final regulations issued under
Section 162(m) of the Code (described below); and (vi) for certain modifications in accordance with the final rules promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). There are no annual individual participant limitations on restricted shares for which either the grant of such shares or the lapse of the relevant restrictions is not subject to the attainment of preestablished performance goals. The maximum aggregate and individual number of shares of Common Stock subject to options and restricted shares described in (i), (ii), and (iii) above are subject to adjustment to reflect certain corporate events and transactions. The affirmative vote of the holders of at least a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve the amendment to the 1996 Stock Incentive Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN.

SUMMARY OF THE 1996 STOCK INCENTIVE PLAN (AS AMENDED)

    The following description of the Stock Plan, giving effect to the proposed amendments, is a summary and is qualified in its entirely by reference to the text of the Plan, as amended, which is attached hereto as Exhibit A.

    PURPOSE. In June 1996, the Board of Directors and the stockholders of the Company adopted the Stock Plan for the benefit of certain key employees of and consultants to the Company and its subsidiaries. The purposes of the Plan are to create a long-term mutuality of interest between such persons and the stockholders of the Company and to attract, retain, and motivate certain key employees and consultants who are important to the success and growth of the Company and its affiliates.

    TYPES OF AWARDS UNDER THE PLAN. Under the Stock Plan, up to an aggregate of 2,600,000 shares of Common Stock subject to options and restricted share awards may be granted to employees, officers, advisors, and independent consultants of the Company or any of its subsidiaries as determined by the Committee. Donna Karan, Stephan Weiss, and non-employee directors of the Company or its affiliates are not entitled to participate in the Stock Plan.

    STOCK OPTIONS. The Plan provides for the grant of incentive stock options to employees and non-qualified stock options to employees, officers, advisors, and independent consultants. In the case of incentive stock options, the exercise price of an option may not be less than 100% of the fair market value of a share of Common Stock at the time of grant (or 110% of such fair market value if the optionee owns more than 10% of the shares of Common Stock outstanding at the time of grant). In the case of non-qualified stock options, the exercise price of an option may not be less than 100% of the fair market value of a share of Common Stock at the time of grant.

    Options are exercisable for a term determined by the Committee. Unless otherwise provided in the applicable option agreement, all options granted and not previously exercised will become vested and immediately exercisable upon a change of control of the Company (as defined in the Stock Plan). In general, if options are for any reason canceled, or expire or terminate unexercised, the shares covered by such options shall again be available for the grant of options, subject to the maximum aggregate number of shares of Common Stock which may be issued under the Stock Plan. No options may be granted after June 19, 2006.

    As of April 8, 1997, options to purchase 1,449,500 shares of Common Stock have been granted under the Stock Plan to a total of 114 employees at exercise prices ranging from $14.63 to $24.00. Of the options granted, 74,500 have been canceled. The Company also awarded 105,100 shares of Common Stock to 1,051 employees in connection with the Company's initial public offering. These option and stock award grants leave a total of 119,900 available for future grants under the Stock Plan. Ms. Karan and Mr. Weiss have agreed to vote the shares of Common Stock over which they have voting control, an aggregate of 24.4% of the outstanding Common Stock, in favor of this proposal. As of May 8, 1997, the market value of a share of Common Stock was $10.00.

    PERFORMANCE-BASED AND TIME-VESTED RESTRICTED SHARE AWARDS. The Stock Plan authorizes the Committee to award shares of performance-based and time-vested restricted shares. Upon the award of restricted shares, the participant has all rights of a stockholder with respect to the shares, other than the right to receive dividends currently and, conditioned upon full vesting of restricted shares, the right to tender such shares, unless so specified by the Committee at the time of grant, subject to the conditions and restrictions generally applicable to restricted shares or specifically set forth in the participant's award agreement covering restricted shares. Unless otherwise determined by the Committee at grant, payment of dividends, if any, will be deferred until the date that the relevant restricted shares vested.

    Recipients of restricted shares are required to enter into an award agreement with the Company which states the restrictions to which the restricted shares will lapse. Within these limits, based on service, attainment of objective performance goals and such other factors as the Committee may determine, in its sole discretion, or a combination thereof, the Committee may provide for the lapse of such restrictions in installments in whole or in part or may accelerate or waive such restrictions at any time.

    If the grant of restricted shares or the lapse of the relevant restriction is based on the attainment of objective performance goals, the Committee will establish the goals, formulae, or standards and the applicable vesting percentage for the restricted shares applicable to participants. These performance goals will be based on one or more of the following criteria: (i) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits of the Company including, without limitation, those attributable to continuing and/or other operations of the Company (or a subsidiary, parent, division, or other operational unit of the Company); (ii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, parent, division, or other operational unit of the Company); (iii) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;
(iv) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, parent, division, or other operational unit of the Company); (v) the attainment of certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before income tax of the Company (or a subsidiary, parent, division, or other operational unit of the Company); (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital of the Company (or a subsidiary, parent, division, or other operational unit of the Company); (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity of the Company (or a subsidiary, parent, division, or other operational unit of the Company); (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on cash flow return on investment formula of the Company (or a subsidiary, parent, division, or other operational unit of the Company); (ix) the attainment of certain target levels in the market value of the shares of Common Stock; and (x) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends. In addition, such performance goals may be based upon the attainment of specified levels of the Company's performance (or of a subsidiary, parent, division, or other operational unit of the Company) under one or more of the measures described above relative to the performance of other corporations. Unless otherwise provided in the applicable award agreement, the restrictions, if any, on an award will lapse upon a change in control of the Company (as defined in the Plan).

    ADMINISTRATION. The Stock Plan will be administered and interpreted by a committee appointed by the Company's Board of Directors, consisting of two or more members of the Company's Board of Directors, each of whom will be a non-employee director under Section 16(b) of the Exchange Act and an outside director under Section 162(m) of the Code. Currently, the Stock Plan is administered and interpreted by the Incentive Compensation Subcommittee of the Compensation Committee (the "Committee"). If no Committee exists, the functions of the Committee will be exercised by the Board of Directors. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 under
Section 16(b) of the Exchange Act or Code Section 162(m), the validity of the awards, grants, interpretation or other actions of the Committee will not be affected. The Committee generally is empowered to interpret the Stock Plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements and restricted shares agreements, amend them (in certain cases only with the consent of the participant), determine the individuals to whom options or restricted shares are to be granted, determine the number of shares subject to each option and the exercise price thereto, and take all actions in connection with the Stock Plan and the options and awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The Stock Plan will terminate on June 19, 2006 (the tenth anniversary of its effective date) unless terminated sooner. Any determination, action or conclusion of the Committee is final, conclusive and binding on all parties. The Committee or the Board of Directors may amend, suspend, or terminate the Stock Plan; provided, however, that certain material modifications affecting the Stock Plan must be approved by the stockholders, and any change in the Stock Plan that may adversely affect a participant's rights under an option or award previously granted under the Stock Plan requires the consent of the participant.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The rules concerning the Federal income tax consequences with respect to stock options and awards granted pursuant to the Stock Plan are highly technical. In addition, the applicable statutory provisions are subject to change and their application may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the Federal income tax consequences; it does not set forth any state or local income tax or estate tax consequences that may be applicable.

    Incentive Stock Options. Options granted under the Stock Plan may be incentive stock options as defined in the Code, provided that such options satisfy the requirements under the Code therefor. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee or a deduction to the Company. The sale of Common Stock received pursuant to the exercise of an option which satisfied all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the option price and will not result in a tax deduction to the Company. To receive incentive stock option treatment, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted or (ii) within one year after the date of exercise.

    If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Common Stock, but, in general, any gain (in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise (or, with respect to officers and directors, the date that sale of such stock would not create liability ("Section 16(b) liability") under
Section 16(b) of the Exchange Act) minus the option price or (ii) the amount realized on the disposition minus the option price) is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee's holding period for the stock disposed of. The Company generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

    The Stock Plan provides that, with the consent of the Committee, an optionee may pay for Common Stock received upon the exercise of an option (including an incentive stock option) with other shares of Common Stock. In general, an optionee's transfer of stock acquired pursuant to the exercise of an incentive stock option, to acquire other stock in connection with the exercise of an incentive stock option may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.

    Non-Qualified Stock Options. An optionee will realize no taxable income at the time he or she is granted a non-qualified stock option. Such conclusion is predicated on the assumption that, under existing Treasury Department regulations, a non-qualified stock option, at the time of its grant, has no readily ascertainable fair market value. Ordinary income will be realized when a non-qualified stock option is exercised. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the option price. The optionee's holding period with respect to the shares acquired will begin on the date of exercise.

    The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee's holding period for the stock disposed of. Subject to the limitation under Section 162(m) of the Code (as described below), the Company generally will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option.

    Restricted Share Awards. The Federal income tax consequences of a restricted share award granted under the Stock Plan will depend, in large measure, on the restrictions placed on the stock.

    Special rules are applicable to stock which is "not transferable" and subject to a "substantial risk of forfeiture." In general, such stock (i) is subject to a substantial risk of forfeiture if the optionee's right to full enjoyment of the stock is conditioned upon the future performance of substantial services and (ii) is not transferable if a transferee would take the stock subject to the same restrictions.

    In general, if the stock is "not transferable" and subject to a "substantial risk of forfeiture," as described above, then, unless the recipient makes an 83(b) election (described below), he will recognize ordinary income equal to the fair market value of the stock on the first day the stock is either transferable or not subject to a substantial risk of forfeiture. The recipient's holding period will begin on that day. If the recipient makes an 83(b) election (pursuant to Code Section 83(b)), he will recognize ordinary income equal to the fair market value of the stock at the time of the award and his holding period will begin on that day. The tax basis of the stock will equal the amount included in income. Any gain or loss on a subsequent sale of the stock will be either long-term or short-term capital gain or loss depending on the recipient's holding period. Subject to the limitation under Section 162(m) of the Code (as described below), the Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient.

    CERTAIN OTHER TAX ISSUES. In addition, (i) officers and directors of the Company subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their options or restricted share Awards, (ii) any entitlement to a tax deduction on the part of the corporation is subject to the applicable Federal tax rules (including, without limitation, Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation), (iii) in the event that the exercisability or vesting of any option or award is accelerated because of a change in control, payments relating to the options or awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under
Section 280G of the Code, which excess amounts may be subject to excise taxes, and (iv) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.

    In general, Section 162(m) of the Code denies a publicly held corporation a deduction for Federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The Plan is intended to satisfy these requirements with respect to Options. Awards of restricted shares that are granted or vest upon the attainment of preestablished performance goals generally satisfy the exception for performance based compensation under Code Section 162(m); awards of restricted shares (not subject solely to the attainment of performance goals) generally do not satisfy the exception for performance-based compensation under Code Section 162(m).

          DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

    Any stockholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 1998 annual meeting of stockholders must be received by the Company not later than January 8, 1998, pursuant to the proxy solicitation regulations of the Securities and Exchange Commission. In addition, the Company's Restated Certificate of Incorporation requires that nominations for director may be made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or by any stockholder of record entitled to vote for the election of directors who has delivered timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received within the time periods specified in Rule 14a-8(a)(3) (or any successor rule) of the Exchange Act.

    The Company's By-laws provide that no business may be brought before an annual meeting except as specified in the Company's notice of meeting or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at such meeting who has given timely written notice within the time limits noted above for a nomination for the election of a director. Nothing in this section shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time.

    A copy of the full text of the Company's Restated Certificate of Incorporation and By-laws may be obtained upon written request to the Secretary of the Company at the address provided above.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                              COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, or messenger. The Company also has retained D. F. King & Co., Inc. to assist in the solicitation of proxies, at an estimated cost of $7,000, plus reimbursement of reasonable out-of-pocket expenses. The Company also will request persons, firms, and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

    The Company has filed an Annual Report on Form 10-K for the fiscal year ended December 29, 1996 with the Securities and Exchange Commission. Stockholders may obtain, without charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, Donna Karan International Inc., 550 Seventh Avenue, New York, New York 10018. The exhibits to the Form 10-K are available upon payment of charges which approximate the Company's cost of reproduction.

                                          By Order of the Board of Directors,

                                                      [LOGO]

                                          David L. Bressman
                                          SECRETARY

May 8, 1997

STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

         (LANGUAGE WHICH IS CHANGED BY THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN, OTHER THAN SECTION HEADINGS, TO BE APPROVED BY STOCKHOLDERS IS
                                  IN ITALICS.)

                                                                       EXHIBIT A

                         DONNA KARAN INTERNATIONAL INC.
                           1996 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                                                                        PAGE
                                                                                                                        -----

I.         Purposes of the Plan....................................................................................           1

II.        Definitions.............................................................................................           1

III.       Effective Date..........................................................................................           4

IV.        Administration..........................................................................................           4

V.         Shares; Adjustment Upon Certain Events..................................................................           4

VI.        Terms of Options........................................................................................           6

VII.       Restricted Shares.......................................................................................           8

VIII.      Acceleration Events.....................................................................................           9

IX.        Termination of Employment...............................................................................          10

X.         Nontransferability of Awards............................................................................          10

XI.        Rights as a Stockholder.................................................................................          10

XII.       Termination, Amendment and Modification.................................................................          11

XIII.      Use of Proceeds.........................................................................................          11

XIV.       General Provisions......................................................................................          11

XV.        Issuance of Stock Certificates;
           Legends; Payment of Expenses............................................................................          13

XVI.       Listing of Shares and Related Matters...................................................................          14

XVII.      Withholding of Taxes....................................................................................          14

                         DONNA KARAN INTERNATIONAL INC.
                           1996 STOCK INCENTIVE PLAN

I. PURPOSES OF THE PLAN

    The purposes of this 1996 Stock Incentive Plan (the "Plan") are to enable Donna Karan International Inc. (the "Company"), each Designated Parent (as defined herein) and Designated Subsidiaries (as defined herein) to attract, retain and motivate certain employees and consultants who are important to the success and growth of the business of the Company, such Designated Parent and Designated Subsidiaries and to create a long-term mutuality of interest between such individuals and the stockholders of the Company by granting Awards (as defined herein) under the Plan.

II. DEFINITIONS

    In addition to the terms defined elsewhere herein, for purposes of this Plan, the following terms will have the following meanings when used herein with initial capital letters:

    A. "Agreement" means an agreement evidencing the grant of an Award.

    B. "Award" means any Option or Restricted Shares granted pursuant to the Plan.

    C. "Board" means the Board of Directors of the Company.

    D. "Cause" means with respect to a Participant's Termination of Employment,
(1) in the case where there is no employment or consulting agreement between the Company, Designated Parent or Designated Subsidiary (as applicable) and the Participant, or where there is an employment or consulting agreement, but such agreement does not define cause (or words of like import), termination due to a Participant's dishonesty, fraud, insubordination, willful misconduct, gross negligence, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company, Designated Parent or Designated Subsidiary, as may be applicable, or the Participant's conviction of a felony or other crime involving, in the sole discretion of the Committee, moral turpitude; or (2) in the case where there is an employment or consulting agreement between the Company, Designated Parent or Designated Subsidiary (as applicable) and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such agreement. The Committee shall have sole discretion to determine whether cause exists, and its determination shall be final, binding and conclusive.

    E. "Change In Control" means any of the following:

        (a) the acquisition by any "person" (as such term is used in Section 13(d) or 14(d) of the Exchange Act) other than a person who is a stockholder of the Company on the effective date of the registration statement filed under the Securities Act relating to the first public offering of securities of the Company (an "Initial Stockholder") of 30% or more of the voting power of securities of Company or the acquisition by an Initial Stockholder other than an affiliate of Gabrielle Studio, Inc. (and excluding any such acquisition resulting from a purchase, sale or transfer of Takihyo Inc. stock by and between any of the current stockholders of Takihyo Inc.) of an additional 5% of the voting power of securities of the Company over and above that owned immediately after the closing date of the initial public offering of the Company's Common Stock; excluding, however, the following:
    (x) any acquisition by the Company or a Subsidiary or an affiliate of any of the foregoing, or (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary; or

        (b) any merger or sale of substantially all of the assets of the Company under circumstances where the holders of 20% or more of the equity securities of the surviving entity of such transaction were not holders of the Common Stock of the Company immediately prior to the consummation of such transaction; or

        (c) any change in the composition of the Board of Directors of the Company not approved by (i) a majority of the Board prior to such change and
    (ii) by not less than two directors of the Company who were directors prior to the time any person who was not an Initial Stockholder acquired 30% or more of the voting power of securities of the Company.

    F. "Code" means the Internal Revenue Code of 1986, as amended and all rules and regulations promulgated thereunder.

    G. "Committee" means the committee appointed by the Board FROM TIME TO TIME to administer the Plan, consisting of two or more members of the Board, each of whom shall be a non-employee director as defined in Rule 16b-3 promulgated under
Section 16(b) of the Exchange ACT AND AN OUTSIDE DIRECTOR AS DEFINED UNDER
SECTION 162(M) OF THE CODE. TO THE EXTENT THAT NO COMMITTEE EXISTS WHICH HAS THE AUTHORITY TO ADMINISTER THE PLAN, THE FUNCTIONS OF THE COMMITTEE SHALL BE EXERCISED BY THE BOARD. IF FOR ANY REASON THE APPOINTED COMMITTEE DOES NOT MEET THE REQUIREMENTS OF RULE 16B-3 PROMULGATED UNDER SECTION 16(B) OF THE EXCHANGE ACT OR CODE SECTION 162(M), SUCH NONCOMPLIANCE SHALL NOT AFFECT THE VALIDITY OF THE AWARDS, GRANTS, INTERPRETATIONS OR OTHER ACTIONS OF THE COMMITTEE.

    H. "Common Stock" means the common stock of the Company, par value $0.01 per share, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

    I. "Company" means Donna Karan International Inc., a Delaware corporation.

    J. "Consultant" means any executive-level consultant of, or advisor to, the Company, Designated Parent or Designated Subsidiary as determined by the Committee.

    K. "Designated Parent" means any Parent which has been designated from time to time by the Board to participate in the Plan.

    L. "Designated Subsidiary" means any Subsidiary which has been designated from time to time by the Board to participate in the Plan.

    M. "Disability" means (1) in the case where there is no employment agreement between the Company, Designated Parent or Designated Subsidiary (as applicable) and the Participant, or where there is an employment agreement, but such agreement does not define disability, total and permanent disability, as defined in Section 22(e)(3) of the Code; or (2) in the case where there is an employment agreement between the Company, Designated Parent or Designated Subsidiary (as applicable) and the Participant, disability as defined under such employment agreement.

    N. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

    O. "Fair Market Value" of a share of Common Stock means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales prices reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be such amount as is set by the Committee in good faith.

    P. "Incentive Stock Option" means any Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code. Notwithstanding anything herein to the contrary, Incentive Stock Option shall be granted solely to Key Employees and shall not be granted to Consultants.

    Q. "Key Employee" means any person who is an officer or other valuable employee of the Company, (regardless of title or position) a Designated Parent or a Designated Subsidiary, as determined by the Committee in its sole discretion.

    R. "Non-Qualified Stock Option" means any Option awarded under this Plan that is not an Incentive Stock Option.

    S. "Option" means the right to purchase the number of shares granted in the Option Agreement at a prescribed purchase price on the terms specified in the Plan.

    T. "Parent" means, other than the Company, (i) any corporation in an unbroken chain of corporations ending with the Company which owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest) of the Company.

    U. "Participant" means a Key Employee or Consultant who is granted an Award under the Plan which Award has not expired.

    V. "PERFORMANCE CRITERIA" MEANS THE CRITERIA SET FORTH ON EXHIBIT A HERETO.

    W. "PERFORMANCE GOALS" MEANS THE PERFORMANCE GOALS, FORMULAE OR STANDARDS SET BY THE COMMITTEE, IN ITS SOLE DISCRETION, SUBJECT TO AND BASED ON THE PERFORMANCE CRITERIA, AND USED TO ESTABLISH THE RESTRICTION PERIOD FOR RESTRICTED SHARES WHICH ARE INTENDED TO SATISFY THE EXCEPTION FOR PERFORMANCE -BASED COMPENSATION UNDER SECTION 162(M) OF THE CODE.

    X. "Restricted Shares" means shares of Common Stock or the right to receive shares of Common Stock, as the case may be, awarded to a Key Employee of the Company, Designated Parent or a Designated Subsidiary pursuant to Article VII.

    Y. "RESTRICTED PERIOD" MEANS THE VESTING PERIOD SET BY THE COMMITTEE WHICH PROVIDES FOR THE LAPSE OF THE RESTRICTIONS PLACED ON AN AWARD OF RESTRICTED SHARES.

    Z. "Retirement" means a Termination of Employment without Cause at or after age 65 (or, with the consent of the Committee, before age 65).

    AA. "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

    BB. "Share" means a share of Common Stock.

    CC. "Subsidiary" means, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest) by the Company or one of its Subsidiaries; or (iii) any other entity, approved by the Board as a Subsidiary under the Plan, in which the Company or any of its Subsidiaries has an equity or other ownership interest.

    DD. "Ten Percent Stockholder" means a person owning at the time the Option is granted Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Designated Parent or Designated Subsidiary.

    EE. "Termination of Employment" with respect to an individual means that individual is no longer actively employed as an employee by the Company, a Parent or a Subsidiary, irrespective of whether or not such employee is receiving salary continuance pay, is continuing to participate in other employee benefit programs or is otherwise receiving severance type payments. With respect to a Consultant, "Termination of Employment" means that the Consultant is no longer acting as a Consultant to the Company, Designated Parent or Designated Subsidiary. In the event an entity shall cease to be a Subsidiary, there shall be deemed a Termination of Employment of any individual who is not otherwise an employee or Consultant of the Company, a Parent or another Subsidiary at the time the entity ceases to be a Subsidiary. In the event an entity shall cease to be a Parent, there shall be deemed a Termination of Employment of any individual who is not otherwise an employee or Consultant of the Company, another Parent or a Subsidiary at the time the entity ceases to be a Parent.

III. EFFECTIVE DATE

    The Plan became originally effective on June 19, 1996 and the amendments contained herein shall become effective on April 23, 1997, subject to the approval of the Company's stockholders to the extent and in the manner provided by applicable law. Grants of Awards by the Committee under the Plan may be made on or after the Effective Date of the Plan.

IV. ADMINISTRATION

    A. DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Awards under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option granted under the Plan and the terms and conditions (which need not be identical) of all AWARDS granted under the Plan (INCLUDING, BUT NOT LIMITED TO SHARE PRICE, ANY RESTRICTION OR LIMITATION, PERFORMANCE CRITERIA, VESTING SCHEDULE OR ACCELERATION OR THEREOF, OR ANY FORFEITURE RESTRICTIONS OR WAIVER THEREOF REGARDING ANY AWARD AND THE SHARES RELATING THERETO, BASED ON SUCH FACTORS, AS THE COMMITTEE SHALL DETERMINE, IN ITS SOLE DISCRETION); when and how an Award can be exercised and whether in whole or in installments; to determine whether and to what extent Incentive Stock Options and Non-Qualified Stock Options, or any combination thereof, are to be granted hereunder to one or more Key Employees or Consultants; to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan (which need not be uniform); and to make all other determinations and to take all such steps in connection with the Plan and the Awards as the Committee, in its sole discretion, deems necessary or desirable. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. Any determination, action or conclusion of the Committee shall be final, conclusive and binding on all parties. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

    B. ADVISORS. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

    C. DETERMINATIONS. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company, a Designated Parent and Designated Subsidiaries, directors, officers and other employees of the Company, a Designated Parent and Designated Subsidiaries, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

V. SHARES; ADJUSTMENT UPON CERTAIN EVENTS

    A. SHARES TO BE DELIVERED; FRACTIONAL SHARES. Shares to be issued under the Plan shall be made available, at the sole discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option. Fractional Shares resulting from any adjustment in Awards described in Article V(C) or otherwise shall be aggregated. With respect to any remaining fractional Share, upon exercise of any Option, the Company shall pay a cash adjustment equal to the pro rata portion of the Fair Market Value of one Share on the date of exercise.

    B.  NUMBER OF SHARES.

    1. GENERAL LIMITATION. Subject to adjustment as provided in this Article V, the maximum aggregate number of Shares that may be issued under the Plan shall be 2,600,000. If Options are for any reason canceled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for the grant of Options, subject to the foregoing limit. If Restricted Shares are forfeited or otherwise do not become vested, the Shares covered by such Restricted Share Agreement shall again be available for the grant of Awards, subject to the foregoing limit.

    2. INDIVIDUAL PARTICIPANT LIMITATION. THE MAXIMUM NUMBER OF SHARES SUBJECT TO ANY OPTION AND/OR AWARD OF RESTRICTED SHARES WHICH MAY BE GRANTED UNDER THE PLAN TO EACH PARTICIPANT SHALL NOT EXCEED 750,000 SHARES (SUBJECT TO ANY ADJUSTMENT AS PROVIDED IN THIS ARTICLE V) IN EACH CALENDAR YEAR DURING THE ENTIRE TERM OF THE PLAN. NOTWITHSTANDING THE FOREGOING, IN ORDER TO COMPLY WITH
SECTION 162(M) OF THE CODE, THE COMMITTEE SHALL TAKE INTO ACCOUNT THAT (I) IF AN AWARD IS CANCELED, THE CANCELED AWARD CONTINUES TO BE COUNTED AGAINST THE MAXIMUM NUMBER OF SHARES FOR WHICH AWARDS MAY BE GRANTED TO A PARTICIPANT UNDER THIS SECTION V(B)(2) OF THE PLAN, AND, (II) IF AFTER THE GRANT OF AN AWARD, THE COMMITTEE OR THE BOARD REDUCES THE EXERCISE PRICE OR PURCHASE PRICE, THE TRANSACTION IS TREATED AS A CANCELLATION OF THE AWARD AND A GRANT OF A NEW AWARD, AND IN SUCH CASE, BOTH THE AWARD THAT IS DEEMED TO BE CANCELED AND THE AWARD THAT IS DEEMED TO BE GRANTED, REDUCE THE MAXIMUM NUMBER OF SHARES FOR WHICH AWARDS MAY BE GRANTED TO A PARTICIPANT UNDER THE PLAN.

    C.  ADJUSTMENTS; RECAPITALIZATION, ETC.

    1. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company, a Designated Parent or Designated Subsidiary, any sale or transfer of all or part of their assets or business or any other corporate act or proceeding. The Committee may make or provide for such adjustments in the maximum number of Shares specified in Article V(B), in the number of Shares covered by outstanding Awards granted hereunder, and/or in the exercise price, grant price or Purchase Price applicable to such Awards or such other adjustments in the number and kind of securities received upon the exercise of Options, as the Committee in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants or to otherwise recognize the effect that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

    2. In the event of a merger or consolidation in which the Company or a Designated Parent is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's or a Designated Parent's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of the Company's or a Designated Parent's assets (the foregoing being referred to as "Acquisition Events"), then the Committee may in its sole discretion terminate all outstanding Options effective as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all the Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

    Notwithstanding the foregoing, at the discretion of the Committee, the provisions contained in this subsection shall be adjusted as they apply to Options granted to Participants within six months before the occurrence of an Acquisition Event if the holder of such Option is subject to the reporting requirements of Section 16(a) of the Exchange Act in such manner as determined by the Committee, including without limitation, terminating Options at specific dates after the Acquisition Event, in order to give the Participant the benefit of the Option. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options pursuant to this
Article V(C)(2), then the provisions of Article V(C)(1) shall apply.

    3. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of shares and/or other securities or property subject to Awards theretofore granted or the exercise price, grant price or Purchase Price (as hereinafter defined).

VI. TERMS OF OPTIONS

    A. GRANT. The Committee may grant Non-Qualified Stock Options or Incentive Stock Options, or any combination thereof to Key Employees and may grant Non-Qualified Stock Options to Consultants. Notwithstanding the foregoing, in no event shall the Committee grant Options to Stephan Weiss, Donna Karan, Frank R. Mori and Tomio Taki. Each Option shall be evidenced by an Option Agreement in such form as the Committee shall approve from time to time.

    B. EXERCISE PRICE. The purchase price per Share (the "Purchase Price") deliverable upon the exercise of a Non-Qualified Stock Option shall be determined by the Committee and set forth in a Participant's Option Agreement, provided that the Purchase Price shall not be less than 100% of the Fair Market Value of a Share at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the Purchase Price shall be no less than 110% of the Fair Market Value of a Share.

    C. NUMBER OF SHARES. With respect to an Option granted to a Participant, the Option Agreement shall specify the number of Shares underlying such Option, as determined by the Committee in its sole discretion.

    D. EXERCISABILITY. At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise. No Option shall be exercisable after the expiration of ten years from the date of grant; provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five years. Each Option shall be subject to earlier termination as provided in
Article IX below. Other than on a Change In Control, no Option which is granted to a Participant who is subject to Section 16(b) of the Exchange Act shall be exercisable before six months after it is granted solely to the extent required by Section 16(b) of the Exchange Act.

    E.  EXERCISE OF OPTIONS.

    1. A Participant may elect to exercise all or any portion of the Participant's Option by giving written notice to the Committee of such election and of the number of Shares with respect to such Option which Participant has elected to purchase, accompanied by payment in full of the aggregate Purchase Price for the number of Shares for which the Option is being exercised.

    2. Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

        (a) in cash or by check, bank draft or money order payable to the order of Company;

        (b) if the Shares are traded on a national securities exchange, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Purchase Price; or

        (c) on such other terms and conditions as may be acceptable to the Committee (which may include payment in full or in part by the transfer of Shares which, if owned by a Participant who is subject to Section 16(b) of the Exchange Act, have been held by the Participant for at least six months solely to the extent required by Section 16(b) of the Exchange Act, or the surrender of vested Options owned by the Participant) and in accordance with applicable law.

    F. INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option.

    To the extent permitted under Section 422 of the Code, or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, if (i) a Participant's employment with the Company or Designated Subsidiary is terminated by reason of death, Disability, Retirement or Termination of Employment without Cause (except as otherwise provided herein), and (ii) the portion of any Incentive Stock Option that would be exercisable during the post-termination period specified under Article IX but for the $100,000 limitation currently contained in Section 422(d) of the Code, is greater than the portion of such Stock Option that is immediately exercisable as an `incentive stock option' during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option. If the exercise of an Incentive Stock Option is accelerated for any reason, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

    Should any of the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company, except as otherwise required by law.

    G. BUY OUT AND SETTLEMENT PROVISIONS. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

    H. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

    I. OTHER TERMS AND CONDITIONS. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Options are granted as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes ("Reloads"). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the "reload" and the term of the Stock Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

VII. RESTRICTED SHARES

    Awards granted pursuant to this Article VII shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan.

    A. RESTRICTED SHARES. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. Notwithstanding the foregoing, in no event shall the Committee grant Restricted Shares to Stephan Weiss, Donna Karan, Frank R. Mori and Tomio Taki. The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

    B. AWARDS AND CERTIFICATES. The prospective Participant selected to receive Restricted Shares shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

    1. PURCHASE PRICE. The purchase price for Restricted Shares SHALL BE FIXED BY THE COMMITTEE AND may be less than their par value and may be zero, to the extent permitted by applicable law.

    2. ACCEPTANCE. Awards of Restricted Shares must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Share Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

    3. CERTIFICATES. Upon an Award of Restricted Shares, the Committee may, in its sole discretion, decide to either have the Company or other agent appointed by the Committee hold the share certificates representing such Restricted Shares in escrow or issue share certificates to the Participant, UNLESS THE COMMITTEE ELECTS TO USE ANOTHER SYSTEM, SUCH AS BOOK ENTRIES BY THE TRANSFER AGENT, AS EVIDENCING OWNERSHIP OF A RESTRICTED SHARE AWARD. IF A CERTIFICATE IS ISSUED, SUCH CERTIFICATE SHALL BE REGISTERED IN THE NAME OF SUCH PARTICIPANT, AND SHALL BEAR AN APPROPRIATE LEGEND REFERRING TO THE TERMS, CONDITIONS, AND RESTRICTIONS APPLICABLE TO SUCH AWARD, SUBSTANTIALLY IN THE FOLLOWING FORM.

       "THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE DONNA KARAN INTERNATIONAL INC. (THE "COMPANY") 1996 STOCK INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO
       BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED       . COPIES
       OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

IF A STOCK CERTIFICATE IS HELD IN CUSTODY BY THE COMPANY, THE COMMITTEE MAY REQUIRE, AS IT DETERMINES IN ITS SOLE DISCRETION, TO HAVE THE PARTICIPANT DELIVER A DULY SIGNED STOCK POWER, ENDORSED IN BLANK, RELATING TO THE RESTRICTED SHARES.

    4. RESTRICTIONS/VESTING. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution within the six (6) month period following the date the Award is granted or such other period as determined by the Committee (including no period). Any attempt to dispose of any such Shares of stock in contravention of such restrictions shall be null and void and without effect.

    THE APPLICABLE AWARD AGREEMENT SHALL SET FORTH THE EVENTS AND/OR DATES UPON WHICH RESTRICTED SHARES GRANTED TO A PARTICIPANT SHALL VEST (THE "RESTRICTION PERIOD"). WITHIN THESE LIMITS, BASED ON SERVICE, ATTAINMENT OF OBJECTIVE PERFORMANCE GOALS ESTABLISHED PURSUANT TO SECTION VII(B)(5) BELOW AND/OR SUCH OTHER FACTORS OR CRITERIA AS THE COMMITTEE MAY DETERMINE, IN ITS SOLE DISCRETION, THE COMMITTEE MAY PROVIDE FOR THE LAPSE OF SUCH RESTRICTIONS IN INSTALLMENTS IN WHOLE OR IN PART, OR MAY ACCELERATE THE VESTING OF ALL OR ANY PART OF ANY AWARD OF RESTRICTED SHARES AND/OR WAIVE THE DEFERRAL LIMITATIONS FOR ALL OR ANY PART OF ANY AWARD OF RESTRICTED SHARES.

    5. OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS (THE "PERFORMANCE GOALS"). IF THE GRANT OF RESTRICTED SHARES OR THE LAPSE OF RESTRICTIONS IS BASED EXCLUSIVELY ON THE ATTAINMENT OF PERFORMANCE GOALS, THE COMMITTEE SHALL ESTABLISH THE OBJECTIVE PERFORMANCE GOALS AND THE APPLICABLE VESTING PERCENTAGE OF THE AWARD OF RESTRICTED SHARES APPLICABLE TO EACH PARTICIPANT OR CLASS OF PARTICIPANTS IN WRITING PRIOR TO THE BEGINNING OF THE APPLICABLE CALENDAR YEAR OR AT SUCH LATER DATE AS OTHERWISE DETERMINED BY THE COMMITTEE (AS PERMITTED UNDER SECTION 162(M) OF THE CODE IF THE AWARD IS INTENDED TO COMPLY WITH SECTION 162(M) OF THE CODE) AND WHILE THE OUTCOME OF THE PERFORMANCE GOALS ARE SUBSTANTIALLY UNCERTAIN. SUCH PERFORMANCE GOALS MAY INCORPORATE PROVISIONS FOR DISREGARDING (OR ADJUSTING FOR) CHANGES IN ACCOUNTING METHODS, CORPORATE TRANSACTIONS (INCLUDING, WITHOUT LIMITATION, DISPOSITIONS AND ACQUISITIONS) AND OTHER SIMILAR TYPE EVENTS OR CIRCUMSTANCES. WITH REGARD TO AN AWARD OF RESTRICTED SHARES THAT IS INTENDED TO COMPLY WITH SECTION 162(M) OF THE CODE, TO THE EXTENT ANY SUCH PROVISION WOULD CREATE IMPERMISSIBLE DISCRETION UNDER
SECTION 162(M) OF THE CODE OR OTHERWISE VIOLATE SECTION 162(M) OF THE CODE, SUCH PROVISION SHALL BE OF NO FORCE OR EFFECT. THE APPLICABLE PERFORMANCE GOALS SHALL BE BASED ON ONE OR MORE OF THE PERFORMANCE CRITERIA SET FORTH IN EXHIBIT A HERETO.

    6. OWNERSHIP. Except to the extent otherwise set forth in the Award Agreement, the Participant shall possess all incidents of ownership of such shares, subject this Article VII, including the right to receive dividends with respect to such Shares, THE RIGHT to vote such Shares, AND, SUBJECT TO AND CONDITIONED UPON THE FULL VESTING OF RESTRICTED SHARES, THE RIGHT TO TENDER SUCH SHARES. The Committee, in its sole discretion, as determined at the time of the Award, may permit or require the payment of dividends to be deferred.

VIII. ACCELERATION EVENTS

    Unless otherwise provided in the applicable Agreement, all Options granted and not previously exercisable shall become vested and fully exercisable immediately upon the occurrence of a Change In Control and the restrictions to which Restricted Shares granted prior to the Change In Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change In Control.

    The Committee, in its sole discretion, may provide, as part of the Agreement or otherwise, for the purchase of any Option granted under the Plan by the Company, a Designated Parent or a Designated Subsidiary for an amount of cash equal to the excess of the Change In Control Price (as defined herein) of the shares of Common Stock covered by such Option, over the aggregate exercise price or purchase price of such Option. For purposes of this Plan, Change In Control Price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change In Control, or (ii) the highest Fair Market Value at any time during the 60-day period preceding a Change In Control.

IX. TERMINATION OF EMPLOYMENT

    A. GENERAL. Unless otherwise provided in the applicable Agreement, if a Participant's employment or consultancy shall terminate due to Retirement, Disability or for any reason other than for Cause prior to the complete exercise of an Option (or deemed exercise thereof), then such Option shall thereafter be exercisable to the extent such Option is vested and shall remain exercisable for one year; provided, however, that no Option may be exercised after the scheduled expiration date of such Option. SOLELY WITH REGARD TO AWARDS OF RESTRICTED SHARES GRANTED PRIOR TO APRIL 23, 1997, unless otherwise provided in the Restricted Share Agreement, if a Participant's employment or consultancy shall terminate due to Retirement, Disability or for any reason other than for Cause at any time, Restricted Shares shall not be forfeited for any reason and the restrictions in Article VII(B)(4) shall continue to apply to such Restricted Shares. WITH REGARD TO AWARDS OF RESTRICTED SHARES GRANTED ON OR AFTER APRIL 23, 1997, SUBJECT TO THE APPLICABLE PROVISIONS OF A RESTRICTED SHARE AGREEMENT, UPON A PARTICIPANT'S TERMINATION OF EMPLOYMENT OR CONSULTANCY FOR ANY REASON (OTHER THAN FOR CAUSE) DURING THE RELEVANT RESTRICTION PERIOD, ALL RESTRICTED SHARES STILL SUBJECT TO RESTRICTION SHALL VEST OR BE FORFEITED IN ACCORDANCE WITH THE CONDITIONS ESTABLISHED BY THE COMMITTEE AT GRANT OR THEREAFTER. Any termination of employment or consultancy by the Company for Cause will be treated in accordance with the provisions of paragraph (B) below.

    B. TERMINATION BY COMPANY FOR CAUSE. Unless otherwise provided in the applicable Agreement, if a Participant's employment or consultancy with the Company, Parent or a Subsidiary shall be terminated by the Company, Parent or such Subsidiary for Cause, then all outstanding Options held by such Participant shall immediately terminate and rights to all Restricted Shares shall be forfeited immediately.

    C. MISCELLANEOUS. The Committee may determine whether any given leave of absence constitutes a Termination of Employment. Awards granted under the Plan shall not be affected by any change of employment so long as the Participant continues to be an employee of the Company, Parent or a Subsidiary.

    D. CANCELLATION OF OPTIONS. Except as otherwise provided in Article VIII, no Options that were not exercisable during the period of employment shall thereafter become exercisable upon a Termination of Employment for any reason or no reason whatsoever, and such Options shall terminate and become null and void upon a Termination of Employment, unless the Committee determines in its sole discretion that such Options shall be exercisable.

X. NONTRANSFERABILITY OF AWARDS

    No Award shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, except as provided above, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any execution, attachment or similar process contrary to the provisions hereof, such Award shall immediately terminate and become null and void.

XI. RIGHTS AS A STOCKHOLDER

    A Participant shall have no rights as a stockholder with respect to any Shares covered by such Participant's Award until such Participant shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided in this Plan.

XII. TERMINATION, AMENDMENT AND MODIFICATION

    The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date (the "Termination Date"), unless terminated sooner as hereinafter provided, and no Award shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Awards that by their terms continue beyond the Termination Date. At any time prior to the Termination Date, the Committee or Board may amend or terminate the Plan or suspend the Plan in whole or in part.

    The Committee or Board may at any time, and from time to time, amend in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company complies with any regulatory requirements referred to in Article XIV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be materially impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company entitled to vote, solely to the extent required by Section 16(b) of the Exchange Act, SECTION 162(M) OF THE CODE, OR WITH REGARD TO INCENTIVE STOCK OPTIONS, SECTION 422 OF THE CODE, no amendment may be made which would (i) increase the aggregate number of Shares that may be issued under this Plan (except by operation of Article V) or, with respect to Awards; (ii) INCREASE THE MAXIMUM INDIVIDUAL PARTICIPANT LIMITATIONS FOR A CALENDAR YEAR UNDER SECTION V(B)(2); (III) CHANGE THE CLASSIFICATION OF EMPLOYEES ELIGIBLE TO RECEIVE AWARDS UNDER THIS PLAN; (iv) decrease the minimum purchase price of any Award; (v) extend the maximum period during which an option may be exercised under Article VI(D); or (vi) effect any change that would require stockholder approval IN ORDER FOR THE PLAN TO COMPLY WITH THE APPLICABLE PROVISIONS, IF ANY, OF Section 16(b) of the Exchange Act, SECTION 162(M) OF THE CODE, OR, WITH REGARD TO INCENTIVE STOCK OPTIONS, SECTION 422 OF THE CODE.

    The Committee or the Board may amend the terms of any Award granted, prospectively or retroactively, but, subject to Article VIII above or as otherwise provided herein, no such amendment or other action by the Committee or the Board shall materially impair the rights of any Participant without the Participant's consent. No modification of an Award shall adversely affect the status of an Incentive Stock Option as an incentive stock option under Section 422 of the Code. Notwithstanding the foregoing and solely to the extent required by Section 16(b) of the Exchange Act OR SECTION 162(M) OF THE CODE, neither the Board nor the Committee may make any determination or interpretation or take any other action which would cause any member of the Committee to cease to be a non-employee director for purposes of SECTION 16(B) OF the Exchange Act OR AN OUTSIDE DIRECTOR FOR PURPOSES OF SECTION 162(M) OF THE CODE.

XIII. USE OF PROCEEDS

    The proceeds of the sale of Shares subject to Awards under the Plan are to be added to the general funds of Company and used for its general corporate purposes as the Board shall determine.

XIV. GENERAL PROVISIONS

    A. RIGHT TO TERMINATE EMPLOYMENT OR CONSULTANCY. Neither the adoption of the Plan nor the grant of Awards shall impose any obligation on the Company, a Designated Parent or Designated Subsidiaries to continue the employment or consultancy of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company, Designated Parent or Designated Subsidiaries.

    B. TRUSTS, ETC. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Award thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. If and to the extent that any Participant or such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

    C. NOTICES. Any notice to the Company required by or in respect of this Plan will be addressed to Donna Karan International Inc. at 550 Seventh Avenue, New York, New York 10018, Attention: General Counsel (or such other place of business as shall become Donna Karan International Inc. principal executive offices from time to time). Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such

Participant of agreements, Shares and payments. Any such notice to the Participant will, if the Company has received notice that the Participant is then deceased, be given to the Participant's personal representative if such representative has previously informed the Company of his status and address (and has provided such reasonable substantiating information as the Company may request) by written notice under this Article XIV. Any notice required by or in respect of this Plan will be deemed to have been duly given when delivered in person or when dispatched by telecopy or one business day after having been dispatched by a nationally recognized overnight courier service or three business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid. The Company assumes no responsibility or obligation to deliver any item mailed to such address that is returned as undeliverable to the addressee and any further mailings will be suspended until the Participant furnishes the proper address.

    D. SEVERABILITY OF PROVISIONS. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

    E. PAYMENT TO MINORS, ETC. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

    F. HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

    G. CONTROLLING LAW. The Plan shall be construed and enforced according to the laws of the State of Delaware, without giving effect to rules governing the conflicts of laws.

    H. OTHER BENEFITS. No payment under this Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company, a Designated Parent or a Designated Subsidiary nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability of benefits is related to the level of compensation.

    I. COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

    J. SECTION 16(B) OF THE EXCHANGE ACT. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock shall be intended to comply with any applicable condition under Rule 16b-3 as then in effect. In such event, the Committee may at any time impose any limitations upon the exercise of an Option or issuance of Shares or other conditions which, in the Committee's discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder and may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

    K. DEATH/DISABILITY. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

XV. ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

    A. STOCK CERTIFICATES. Upon any exercise of an Option and payment of the exercise price as provided in such Option or lapse of restriction on a Restricted Share, a certificate or certificates for the Shares as to which such Award has been granted shall be issued by the Company in the name of the person or persons receiving such Award and shall be delivered to or upon the order of such person or persons.

    B. LEGENDS. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    If the Board or the Committee determines in its sole discretion, each Participant shall, upon any exercise or conversion of an Award, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant's own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the Participant will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to the Company, from counsel approved by the Company as to the availability of such exception.

XVI. LISTING OF SHARES AND RELATED MATTERS

    If the Company determines, in its discretion, that the listing, registration, or qualification of the Award or the Shares subject to the Award upon any securities exchange or under any state or federal securities or other law or regulation, or the exemption from such listing, registration or qualification requirements, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the granting of an Option, the exercisability of an Award or the issue or purchase of Shares thereunder or the vesting of Restricted Shares, no Shares shall be issued upon the exercise of the Option unless the listing, registration, qualification, exemption, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. The holder of the Option or Restricted Share will supply the Company with certificates, representations, and information that the Company requests and shall otherwise cooperate with the Company in obtaining the listing, registration, qualification, exemption, consent or approval. Without limiting the foregoing, no Shares shall be issued upon the exercise of an Option or vesting of Restricted Shares if the Company or the Committee determines that the issuance of shares upon exercise or vesting does not comply with any applicable federal and state securities laws. The Committee in its sole discretion may require as a condition of exercise of any Option, an opinion of counsel for the holder of the Option that shares to be issued upon exercise of the Option are exempt from registrations under the Securities Act or applicable state "blue sky" laws. If the Company or the Committee, as part of an offering of securities or otherwise, finds it desirable, because of Federal or state regulatory requirements, to reduce the period during which any Options may be exercised, the Company or the Committee may, in its discretion and without the Participant's consent, reduce the exercise period on not less than 15 days' written notice to the Participant.

XVII. WITHHOLDING OF TAXES

    The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

    The Committee may permit any such withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

                                   EXHIBIT A
                              PERFORMANCE CRITERIA

    PERFORMANCE GOALS ESTABLISHED FOR PURPOSES OF THE GRANT OF OR VESTING OF PERFORMANCE-BASED AWARDS OF RESTRICTED SHARES SHALL BE BASED ON ONE OR MORE OF THE FOLLOWING PERFORMANCE CRITERIA ("PERFORMANCE CRITERIA"): (I) THE ATTAINMENT OF CERTAIN TARGET LEVELS OF, OR A PERCENTAGE INCREASE IN, AFTER-TAX OR PRE-TAX PROFITS OF THE COMPANY INCLUDING, WITHOUT LIMITATION, THAT ATTRIBUTABLE TO CONTINUING AND/OR OTHER OPERATIONS OF THE COMPANY (OR IN ANY CASE A SUBSIDIARY, PARENT, DIVISION, OR OTHER OPERATIONAL UNIT OF THE COMPANY); (II) THE ATTAINMENT OF CERTAIN TARGET LEVELS OF, OR A SPECIFIED INCREASE IN, OPERATIONAL CASH FLOW OF THE COMPANY (OR A SUBSIDIARY, PARENT, DIVISION, OR OTHER OPERATIONAL UNIT OF THE COMPANY); (III) THE ACHIEVEMENT OF A CERTAIN LEVEL OF, REDUCTION OF, OR OTHER SPECIFIED OBJECTIVES WITH REGARD TO LIMITING THE LEVEL OF INCREASE IN, ALL OR A PORTION OF, THE COMPANY'S BANK DEBT OR OTHER LONG-TERM OR SHORT-TERM PUBLIC OR PRIVATE DEBT OR OTHER SIMILAR FINANCIAL OBLIGATIONS OF THE COMPANY, WHICH MAY BE CALCULATED NET OF SUCH CASH BALANCES AND/OR OTHER OFFSETS AND ADJUSTMENTS AS MAY BE ESTABLISHED BY THE COMMITTEE; (IV) THE ATTAINMENT OF A SPECIFIED PERCENTAGE INCREASE IN EARNINGS PER SHARE OR EARNINGS PER SHARE FROM CONTINUING OPERATIONS OF THE COMPANY (OR A SUBSIDIARY, PARENT, DIVISION OR OTHER OPERATIONAL UNIT OF THE COMPANY); (V) THE ATTAINMENT OF CERTAIN TARGET LEVELS OF, OR A SPECIFIED PERCENTAGE INCREASE IN, REVENUES, NET INCOME OR EARNINGS BEFORE INCOME TAX OF THE COMPANY (OR A SUBSIDIARY, PARENT, DIVISION, OR OTHER OPERATIONAL UNIT OF THE COMPANY); (VI) THE ATTAINMENT OF CERTAIN TARGET LEVELS OF, OR A SPECIFIED INCREASE IN RETURN ON CAPITAL EMPLOYED OR RETURN ON INVESTED CAPITAL OF THE COMPANY (OR ANY SUBSIDIARY, PARENT, DIVISION, OR OTHER OPERATIONAL UNIT OF THE COMPANY); (VII) THE ATTAINMENT OF CERTAIN TARGET LEVELS OF, OR A PERCENTAGE INCREASE IN, AFTER-TAX OR PRE-TAX RETURN ON STOCKHOLDERS' EQUITY OF THE COMPANY (OR ANY SUBSIDIARY, PARENT, DIVISION OR OTHER OPERATIONAL UNIT OF THE COMPANY); (VIII) THE ATTAINMENT OF CERTAIN TARGET LEVELS OF, OR A SPECIFIED INCREASE IN, ECONOMIC VALUE ADDED TARGETS BASED ON CASH FLOW RETURN ON INVESTMENT FORMULA OF THE COMPANY (OR ANY SUBSIDIARY, PARENT, DIVISION OR OTHER OPERATIONAL UNIT OF THE COMPANY; (IX) THE ATTAINMENT OF CERTAIN TARGET LEVELS IN THE FAIR MARKET VALUE OF THE SHARES OF COMMON STOCK; AND (X) THE GROWTH IN THE VALUE OF AN INVESTMENT IN THE COMMON STOCK ASSUMING THE REINVESTMENT OF DIVIDENDS.

    IN ADDITION, SUCH PERFORMANCE CRITERIA MAY BE BASED UPON THE ATTAINMENT OF SPECIFIED LEVELS OF COMPANY (OR SUBSIDIARY, PARENT, DIVISION OR OTHER OPERATIONAL UNIT OF THE COMPANY) PERFORMANCE UNDER ONE OR MORE OF THE MEASURES DESCRIBED ABOVE RELATIVE TO THE PERFORMANCE OF OTHER CORPORATIONS. TO THE EXTENT PERMITTED UNDER SECTION 162(M) OF THE CODE, BUT ONLY TO THE EXTENT PERMITTED UNDER SECTION 162(M) OF THE CODE (INCLUDING, WITHOUT LIMITATION, COMPLIANCE WITH ANY REQUIREMENTS FOR STOCKHOLDER APPROVAL), THE COMMITTEE MAY: (I) DESIGNATE ADDITIONAL BUSINESS CRITERIA ON WHICH THE PERFORMANCE GOALS MAY BE BASED OR (II) ADJUST, MODIFY OR AMEND THE AFOREMENTIONED BUSINESS CRITERIA.

                       DONNA KARAN INTERNATIONAL INC.

                                    PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Stephan Weiss, Stephen L. Ruzow and David
L. Bressman, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Donna Karan International Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in the Auditorium at the Fashion Institute of Technology, 227 West 27th Street, New York, New York 10001 on Thursday, June 12, 1997, at 10:00 a.m. (local time), and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt of which is hereby acknowledged).

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.


                       (To be Signed on Reverse Side)
-------------------------------------------------------------------------------
                           FOLD AND DETACH HERE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2), AND (3).                     Please mark
                                                                                   your votes as  /X/
                                                                                    indicated in
                                                                                    this example





1.      ELECTION OF DIRECTORS

    FOR all nominees          WITHHOLD                Nominees: Stephen L. Ruzow and Andrea Jung
   listed to the right        AUTHORITY               (INSTRUCTION: To withhold authority to vote for any individual nominee, write
    (except as marked   to vote for all nominees      that nominee's name on the space provided below.)
    to the contrary)       listed to the right

         /  /                  /  /                   -----------------------------------------------------------------------------

2.      PROPOSAL TO APPROVE THE APPOINTMENT OF           3.   PROPOSAL TO APPROVE THE AMENDMENT  4. In their discretion, upon
   ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS         TO THE 1996 STOCK INCENTIVE PLAN.       such other matters as may
   OF THE COMPANY FOR THE 1997 FISCAL YEAR.                                                      properly come before the meeting.

      FOR      AGAINST     ABSTAIN                          FOR      AGAINST     ABSTAIN      Please check here if you
                                                                                              plan to attend the meeting.  /  /
      / /        / /         / /                            / /        / /         / /

                                                                                              Date ______________________, 1997

                                                                                              _________________________________
                                                                                                        Signature

                                                                                              _________________________________
                                                                                                 Signature if held jointly


                                                                                              Please sign exactly as name
                                                                                              appears hereon. Joint owners
                                                                                              should each sign. When signing as
                                                                                              attorney, executor, administrator,
                                                                                              trustee, or guardian, please give
                                                                                              full title as such. If a
                                                                                              corporation, please sign in full
                                                                                              corporate name by President or
                                                                                              other authorized officer. If a
                                                                                              partnership, please sign
                                                                                              partnership name by authorized
                                                                                              person.

                                                                                              Please return promptly in the
                                                                                              enclosed postage-paid envelope.


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